As filed with the Securities and Exchange Commission on April 29, 2003

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

AT&T WIRELESS SERVICES, INC.

AT&T WIRELESS CAPITAL TRUST I
AT&T WIRELESS CAPITAL TRUST II
AT&T WIRELESS CAPITAL TRUST III
(Exact name of registrants as specified in their charter)

Delaware — AT&T Wireless Services, Inc.	91-1379052
Delaware — AT&T Wireless Capital Trust I	To be applied for
Delaware — AT&T Wireless Capital Trust II	To be applied for
Delaware — AT&T Wireless Capital Trust III	To be applied for
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

7277 164th Avenue NE, Building 1
Redmond, Washington 98052
(425) 580-6000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Gregory P. Landis
Executive Vice President and General Counsel
AT&T Wireless Services, Inc.
7277 164th Avenue NE, Building 1
Redmond, Washington 98052
(425) 580-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew Bor
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099
(206) 583-8888

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1993, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class	Amount to Be	Offering Price Per	Proposed Maximum	Amount of
of Securities to Be Registered	Registered(1)	Unit(1)	Aggregate Offering Price(2)	Registration Fee

Common Stock, par value $.01 per share (3)
Rights to Purchase Preferred Stock (4)
Preferred Stock, par value $.01 per share (3)
Convertible Preferred Stock, par value $.01 per share
Debt Securities (5)
Convertible Debt Securities (5)
Warrants (6)
Stock Purchase Contracts
Stock Purchase Units (7)
Depositary Shares
Trust Preferred Securities of AT&T Wireless Capital Trust I
Trust Preferred Securities of AT&T Wireless Capital Trust II
Trust Preferred Securities of AT&T Wireless Capital Trust III
Guarantees of the above-referenced Trust Preferred Securities by AT&T Wireless Services, Inc. (8)
Total			$4,000,000,000	$323,600 (9)

(1)	Not required to be included pursuant to General Instruction II(D) of Form S-3.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933. Pursuant to General Instruction II(D) of Form S-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $4,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(3)	Subject to footnote (2), there is being registered hereunder an indeterminate number of shares of common stock, preferred stock, and depositary shares as may from time to time be issued upon conversion or settlement of convertible debt securities, convertible preferred stock or depositary shares issued directly hereunder. No separate consideration will be received for any shares of common stock so issued upon conversion.

(4)	Associated with the common stock are rights to purchase Series A Junior Preferred Stock that will not be exercisable or evidenced separately from the common stock prior to the occurrence of certain events. No separate consideration will be received by the registrant for the initial issuance of the rights to purchase Series A Junior Preferred Stock.

(5)	If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $4,000,000,000.

(6)	Includes warrants to purchase common stock and warrants to purchase preferred stock.

(7)	Each stock purchase unit will consist of (i) a stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of common stock and (ii) a beneficial interest in debt securities, subordinated debt securities, convertible debt securities, convertible subordinated debt securities or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the stock purchase units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of common stock. No separate consideration will be received for the stock purchase contracts or the related beneficial interests.

(8)	AT&T Wireless Services, Inc. is also registering under this registration statement all guarantees and other obligations that it may have with respect to trust preferred securities that may be issued by AT&T Wireless Capital Trust I, AT&T Wireless Capital Trust II, and AT&T Wireless Capital Trust III. No separate consideration will be received for the guarantees or any other such obligations.

(9)	A filing fee of $956,000 has previously been paid in connection with registration statement No. 333-74884 initially filed by AT&T Wireless Services, Inc. on December 10, 2001, as amended on December 21, 2001. Of such filing fee, $239,000 relates to $1,000,000,000 of securities that remain unoffered under that registration statement. In accordance with Rule 457(p) under the Securities Act of 1933, the registrants are hereby applying that $239,000 of previously paid filing fees to cover the filing fees due in connection with this registration statement with the remaining balance of $84,600 to be paid at the time of filing.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 29, 2003

PROSPECTUS

AT&T Wireless Services, Inc.

Common Stock, Preferred Stock, Convertible Preferred Stock
Debt Securities, Convertible Debt Securities, Warrants
Stock Purchase Contracts, Stock Purchase Units
Depositary Shares, Guarantees

AT&T WIRELESS CAPITAL TRUST I
AT&T WIRELESS CAPITAL TRUST II
AT&T WIRELESS CAPITAL TRUST III

Trust Preferred Securities
Guaranteed to the Extent Set Forth Herein by
AT&T Wireless Services, Inc.

     AT&T Wireless Services, Inc. may offer from time to time:

•	common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities, warrants, stock purchase contracts, stock purchase units, depositary shares and

•	guarantees with respect to trust preferred securities of AT&T Wireless Capital Trust I, AT&T Wireless Capital Trust II, and AT&T Wireless Capital Trust III.

     AT&T Wireless Capital Trust I, AT&T Wireless Capital Trust II, and AT&T Wireless Capital Trust III may offer from time to time:

•	trust preferred securities, which represent preferred undivided beneficial interests in the assets of AT&T Wireless Capital Trust I, AT&T Wireless Capital Trust II, or AT&T Wireless Capital Trust III.

     When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by this prospectus will have an aggregate public offering price of up to $4,000,000,000.

     You should read this prospectus and any prospectus supplement carefully before you invest. We may not use this prospectus to sell securities unless it includes a prospectus supplement.

     AT&T Wireless Services, Inc. common stock is traded on the New York Stock Exchange under the symbol AWE. On April 28, 2003, the closing sale price of AT&T Wireless Services, Inc. common stock as quoted on the New York Stock Exchange was $6.60 per share.

     Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” that appears on page 8.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2003.

ABOUT THIS PROSPECTUS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
INFORMATION INCORPORATED BY REFERENCE
RISK FACTORS
AT&T WIRELESS
THE TRUSTS
RELATIONSHIP WITH AT&T CORP.
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF CAPITAL STOCK OF AT&T WIRELESS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CONVERTIBLE DEBT SECURITIES
DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON OR PREFERRED STOCK
DESCRIPTION OF THE STOCK PURCHASE UNITS AND STOCK PURCHASE CONTRACTS
DESCRIPTION OF THE DEPOSITARY SHARES
DESCRIPTION OF THE TRUST PREFERRED SECURITIES
PLAN OF DISTRIBUTION
ERISA CONSIDERATIONS
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
LEGAL MATTERS
EXPERTS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 4.8
EXHIBIT 4.9
EXHIBIT 4.10
EXHIBIT 4.11
EXHIBIT 4.12
EXHIBIT 4.13
EXHIBIT 5.1
EXHIBIT 5.2
EXHIBIT 12.1
EXHIBIT 23.1
EXHIBIT 25.1
EXHIBIT 25.2
EXHIBIT 25.3

ABOUT THIS PROSPECTUS

     In this prospectus and in any prospectus supplement, “AT&T Wireless” refers to AT&T Wireless Services, Inc. and the “trusts” refers to AT&T Wireless Capital Trust I, AT&T Wireless Capital Trust II, and AT&T Wireless Capital Trust III. “We,” “us” and “our” refer to AT&T Wireless and the Trusts. “AT&T” refers to AT&T Corp., our former parent.

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below.

     This prospectus does not contain all the information provided in the registration statement we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information.”

     You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Commission and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Our disclosure and analysis in this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to AT&T Wireless’ relationship with its former parent, AT&T, following AT&T Wireless’ separation from AT&T in July 2001, financial condition, results of operations, cash flows, financing plans, business strategies, operating efficiencies or synergies, capital and other expenditures, network build-out and upgrade, competitive positions, availability of capital, growth opportunities for existing and new products and services, AT&T Wireless’ acquisition and growth strategy, benefits from new technologies, availability and deployment of new technologies, plans and objectives of management, and other matters.

     Statements in this document that are not historical facts are hereby identified as forward-looking statements. These forward-looking statements, including, without limitation, those relating to the future business prospects, revenues, working capital, liquidity, capital needs, network build-out, interest costs and income, in each case, relating to AT&T Wireless, wherever they occur in this document, are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

•	The effects of vigorous competition in the markets in which AT&T Wireless operates and competition for more valuable customers, which may decrease prices charged, increase churn, and change the customer mix, profitability, and average revenue per user;

•	Uncertainty concerning the growth rate for the wireless industry in general;

•	The risks associated with the implementation of AT&T Wireless’ GSM/GPRS network and AT&T Wireless’ technology migration strategy, including risks relating to the implementation and operations of new systems and technologies, substantial required expenditures and potential unanticipated costs, the need to enter into roaming agreements with third parties, uncertainties regarding the adequacy of suppliers on whom AT&T Wireless must rely to provide both network and consumer equipment, and consumer acceptance of the products and services to be offered;

•	Uncertainty about the level of consumer demand for AT&T Wireless’ GSM/GPRS products and services, including the possibility of consumer dissatisfaction which could result from unfamiliarity with new technology, smaller footprint and service areas, differences in levels of customer care, and different rate plans;

•	The ability to enter into agreements to provide services throughout the United States and the cost of entering new markets necessary to provide these services;

•	AT&T Wireless’ ability to effectively develop and implement new services to profitably serve that segment of the population not currently using wireless services;

•	The risk of increased churn resulting from introduction or popularity of new products and services by AT&T Wireless’ competitors, the impact of FCC regulations mandating number portability for wireless phones, or customer dissatisfaction with AT&T Wireless’ products and services;

•	The ongoing global and U.S. trend towards consolidation in the telecommunications industry, which may have the effect of making AT&T Wireless’ competitors larger and better financed and give these competitors more extensive resources, improved buying power, and greater geographic reach, allowing them to compete more effectively;

•	The impact of oversupply of capacity resulting from excessive deployment of network capacity in the markets AT&T Wireless serves;

•	The risks and costs associated with the need to acquire additional spectrum to expand or enhance current and future services;

•	The requirements imposed on AT&T Wireless or latitude allowed to competitors by the FCC or state regulatory commissions under the Telecommunications Act of 1996 or other applicable laws and regulations;

•	The ability to establish a significant market presence in new geographic and service markets;

•	AT&T Wireless’ ability to monetize AT&T Wireless’ non-strategic assets, including AT&T Wireless’ non-consolidated investments in foreign entities and excess spectrum;

•	The availability and cost of capital and the consequences of increased leverage;

•	The impact of any unusual items resulting from ongoing evaluations of AT&T Wireless’ business strategies;

•	The potential impact of NTT DoCoMo’s investment in AT&T Wireless, including provisions of the agreements that restrict AT&T Wireless’ future operations, and provisions that may require the repurchase of NTT DoCoMo’s investment if AT&T Wireless fails to meet specified conditions, under certain circumstances, and the cost of complying with AT&T Wireless’ technology commitment;

•	The risks and uncertainties associated with the acquisition and integration of businesses and operations;

•	The results of litigation filed or to be filed against AT&T Wireless, or of some types of litigation filed or to be filed against AT&T for which AT&T Wireless has agreed to assume liability under the split-off agreements with AT&T;

•	AT&T Wireless’ ability to develop cost-effective alternate distribution channels to replace AT&T Wireless’ reseller distribution channel;

•	The risk of insolvency of vendors, customers and others with whom AT&T Wireless does business;

•	The additional risks and uncertainties not presently known to AT&T Wireless or that AT&T Wireless currently deems immaterial; and

•	Those factors discussed under “Risk Factors.”

     The words “estimate,” “project,” “intend,” “expect,” “believe,” “plan,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this document. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Moreover, in the future, AT&T Wireless or the Trusts may make forward-looking statements about the matters described in this document or other matters concerning AT&T Wireless or the Trusts.

WHERE YOU CAN FIND MORE INFORMATION

     AT&T Wireless files annual, quarterly and special reports, as well as registration and proxy statements and other information, with the Securities and Exchange Commission. These documents may be read and copied at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Commission’s regional offices located at 233 Broadway, New York, New York 10279, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, copies of these reports and other information may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. You can get further information about the Commission’s Public Reference Room by calling 1-800-SEC-0330. The Commission also maintains a Web site at http://www.sec.gov that contains reports, registration statements and other information regarding registrants like AT&T Wireless that file electronically with the Commission.

     This prospectus is part of a registration statement on Form S-3 filed by us with the Commission under the Securities Act of 1933. As permitted by the Commission, this prospectus does not contain all the information in the registration statement filed with the Commission. For a fuller understanding of this offering, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

     The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any additional documents filed by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities:

     Filings of AT&T Wireless

•	Annual Report on Form 10-K, dated December 31, 2002, filed on March 25, 2003.

•	The amendment to the description of AT&T Wireless’ capital stock contained in the registration statement on Form 8-A/A filed on October 17, 2002.

•	The description of AT&T Wireless’ capital stock contained in the registration statement on Form 8-A filed on June 26, 2001.

     You can obtain any of the documents incorporated by reference through us, the SEC or the SEC’s Internet world wide web site as described above. Documents incorporated by reference are available from us without charge, excluding exhibits thereto unless we have specifically incorporated by reference such exhibits in this prospectus. Any person, including any beneficial owner, to whom this prospectus is delivered may obtain documents incorporated by reference in, but not delivered with, this prospectus by requesting them in writing or by telephone at the following address:

AT&T Wireless Services, Inc.
7277 164th Avenue NE, Building 1
Redmond, Washington 98052
(425) 580-6000
Attn: Corporate Secretary

RISK FACTORS

     You should carefully consider each of the following risks and uncertainties associated with our company and ownership of our securities, as well as all of the other information set forth in this document or incorporated by reference into this document.

AT&T Wireless faces substantial competition.

     There is substantial competition in the wireless telecommunications industry. AT&T Wireless expects competition to intensify as a result of the development of new technologies, products and services, and as the rate of subscriber growth for the industry slows. Other two-way wireless providers, including other cellular and personal communications services operators and resellers, serve each of the markets in which AT&T Wireless competes. Some of the indirect retailers who sell AT&T Wireless’ services also sell its competitors’ services. A majority of U.S. markets have five or more commercial mobile radio service providers, and all of the top 50 U.S. metropolitan markets have at least four, and in some cases as many as seven or more, facilities-based wireless service providers offering wireless services on cellular, personal communications services or specialized mobile radio frequency. This competition puts downward pressure on revenue growth and profit margins, and AT&T Wireless expects this trend to continue. Carriers compete principally on service area, price and service quality. AT&T Wireless’ ability to compete successfully also will depend on marketing, and on its ability to anticipate and respond to various competitive factors, including service quality, service area, new services, changes in consumer preferences, demographic trends, economic conditions and discount pricing strategies by competitors.

Market prices for wireless services may decline in the future.

     AT&T Wireless anticipates that market prices for mobile wireless voice and data services generally will decline in the future due to increased competition. AT&T Wireless expects significant competition among wireless providers to continue to drive service and equipment prices lower. AT&T Wireless also expects that there will be increases in advertising and promotional spending, along with increased demands on access to distribution channels. All of this may lead to greater choices for customers, possible consumer confusion, and increasing movement of customers between competitors, which AT&T Wireless refers to as “churn.” If market prices continue to decline, it could adversely affect AT&T Wireless’ ability to grow revenue, which would have a material adverse effect on AT&T Wireless’ financial condition and results of operations.

AT&T Wireless’ significant network build-out requirements may not be completed as planned.

     AT&T Wireless needs to complete significant build-out activities, including:

•	completion of required build-out activities in some of AT&T Wireless’ existing wireless markets;

•	deployment of GSM/GPRS in additional markets; and

•	deployment of next-generation technology to support enhanced data services and increase network efficiency.

     Failure to complete the build-out of AT&T Wireless’ GSM/GPRS network and support facilities and systems, a delay in the build-out and launch, or increased cost of the build-out and launch could have a material adverse effect on AT&T Wireless’ operations and financial condition. As AT&T Wireless deploys its GSM/GPRS network, in certain markets AT&T Wireless may need to acquire additional spectrum or reallocate spectrum previously utilized by its TDMA network. Reallocation could result in disruptions to, or decreased quality of service to TDMA customers in those markets, or may result in AT&T Wireless’ TDMA customers roaming on another wireless service provider’s system in that market, which could increase AT&T Wireless’ roaming costs. Although AT&T Wireless plans to build out its GSM/GPRS network over virtually all of its TDMA footprint, the actual coverage area will vary, which could adversely affect consumer demand for AT&T Wireless’ GSM/GPRS service. As AT&T Wireless continues to build out its GSM/GPRS network, it must, among other things, continue to:

•	lease, acquire or otherwise obtain rights to a large number of cell and switch sites;

•	obtain zoning variances or other local governmental or third-party approvals or permits for network construction;

•	complete the radio frequency design, including cell site design, frequency planning and network optimization, for each of AT&T Wireless’ markets; and

•	improve, expand and maintain customer care, network management, billing and other financial and management systems.

     In addition, problems in vendor equipment availability, technical resources, system performance or system adequacy could delay the launch of new or expanded operations in new or existing markets or result in increased costs in all markets. AT&T Wireless intends to rely on the services of various companies in order to build-out its GSM/GPRS network. However, AT&T Wireless may not be able to obtain satisfactory contractors on economically attractive terms or ensure that AT&T Wireless’ contractors or the systems they install will perform as AT&T Wireless expects.

AT&T Wireless may incur increased costs and lose subscribers if AT&T Wireless fails to successfully develop, implement and install upgraded information technology systems to support AT&T Wireless’ network expansion and technology migration strategy.

     Due to the accelerated build-out of AT&T Wireless’ GSM/GPRS network, many of the customer care and infrastructure support systems for this network are not fully implemented. If these new systems are unable to handle additional volume as AT&T Wireless’ customer base grows, AT&T Wireless’ service levels, operating efficiency and AT&T Wireless’ profitability could be adversely impacted. AT&T Wireless intends to rely on the services of various companies in order to develop and install necessary support systems. However, AT&T Wireless may not be able to obtain satisfactory contractors on economically attractive terms or ensure that AT&T Wireless’ contractors or the systems they install will perform as AT&T Wireless expects. AT&T Wireless intends to migrate AT&T Wireless’ TDMA customers from AT&T Wireless’ existing support systems to these new systems once they are established. If AT&T Wireless is unable to migrate AT&T Wireless’ TDMA subscribers from AT&T Wireless’ legacy systems, or if this migration is delayed, it could cause AT&T Wireless to lose subscribers and could increase AT&T Wireless’ customer care costs, which would adversely affect AT&T Wireless’ profitability and cash flows.

AT&T Wireless may encounter difficulties implementing AT&T Wireless’ GSM/GPRS deployment strategy, which could have a negative impact on subscriber growth and retention, and AT&T Wireless’ financial results.

     AT&T Wireless’ technology strategy involves operating AT&T Wireless’ recently deployed GSM/GPRS network separately from AT&T Wireless’ TDMA network. AT&T Wireless may not be able to achieve or maintain the balanced loading on each network necessary to optimize capital spending or operational expenses. Failure to achieve the proper balance could require AT&T Wireless to invest additional capital in AT&T Wireless’ TDMA network to avoid service degradation in certain markets. AT&T Wireless deployed its GSM/GPRS equipment at AT&T Wireless’ existing TDMA sites, to the extent possible. Due to the different operating characteristics of TDMA and GSM/GPRS equipment, the actual coverage area of AT&T Wireless’ GSM/GPRS network will vary from AT&T Wireless’ TDMA network, particularly where AT&T Wireless have deployed a GSM/ GPRS system utilizing 1900 MHz spectrum over a TDMA system using 850 MHz spectrum. This may result in customer dissatisfaction.

     AT&T Wireless may have difficulty upgrading its TDMA network and its TDMA handsets as AT&T Wireless’ suppliers shift resources to next-generation technology development, decreasing their incentives to develop enhancements or upgrades to their TDMA product lines because of decreased economies of scale. As a result, the cost structure for AT&T Wireless’ TDMA offerings might increase, or the quality of AT&T Wireless’ services and handsets could be impaired, resulting in increased churn of TDMA customers, failure to achieve the proper balance between AT&T Wireless’ two networks and reduced profitability.

     Handsets that will operate on both AT&T Wireless’ TDMA and GSM/GPRS networks are more expensive than TDMA handsets and may have operational limitations, which could impede AT&T Wireless’ efforts to sell GSM/GPRS services and lead to increased churn. AT&T Wireless’ strategy assumes a portion of its customers will prefer the flexibility and broader service area offered by new dual mode TDMA/GSM/GPRS handsets, referred to as “GAIT” phones. Because GAIT phones are required by only a limited number of carriers that operate both TDMA and GSM/GPRS networks, they may not be produced in sufficient quantities when needed, and their limited use may be insufficient to achieve high economies of scale. These handsets are new products that may have operational limitations or sub-optimal features that may discourage customer use. If these handsets are not economical or attractive to customers, AT&T Wireless may experience increased churn, AT&T Wireless’ costs could increase, and AT&T Wireless’ profitability could be reduced.

AT&T Wireless’ business and operations would be adversely affected if AT&T Wireless fails to acquire adequate radio spectrum in FCC auctions or through other transactions.

     AT&T Wireless’ domestic business depends on the ability to use portions of the radio spectrum licensed by the FCC. AT&T Wireless could fail to obtain sufficient spectrum capacity in new and existing markets, whether through FCC auctions or other transactions, in order to meet the expanded demands for AT&T Wireless’ existing services in critical markets, as well as to enable deployment of next-generation services. Such a failure would have a material adverse impact on the quality of AT&T Wireless’ services or AT&T Wireless’ ability to roll out such future services in some markets, or could require that AT&T Wireless curtail existing services in order to make spectrum available for AT&T Wireless’ next-generation services. AT&T Wireless may acquire more spectrum through a combination of alternatives, including participation in spectrum auctions. As required by law, the FCC periodically conducts auctions for licenses to use some parts of the radio spectrum. The decision to conduct auctions, and the determination of what spectrum frequencies will be made available for auction, are provided for by laws administered by the FCC. The FCC may not allocate spectrum sufficient to meet the demands of all those wishing to obtain licenses. Even if the FCC determines to conduct further auctions in the future, AT&T Wireless may not be successful in those future auctions in obtaining the spectrum that AT&T Wireless believes is necessary to implement its business and technology strategies. AT&T Wireless may also seek to acquire radio spectrum through purchases and swaps with other spectrum licensees or otherwise, including by purchases of other licensees outright. However, AT&T Wireless may not be able to acquire sufficient spectrum through these types of transactions, and AT&T Wireless may not be able to complete any of these transactions on favorable terms.

In many areas, AT&T Wireless relies on roaming agreements with affiliates or other carriers to provide service to AT&T Wireless’ customers outside its coverage area. AT&T Wireless’ business and operations could be hurt if it is unable to establish new relationships to expand AT&T Wireless’ GSM/GPRS service area or if AT&T Wireless’ affiliates do not or cannot develop or expand their network in a manner consistent with AT&T Wireless.

     To accelerate the build out of wide scale coverage of the U.S. by a digital mobile wireless network operating on the technical standards AT&T Wireless has adopted, AT&T Wireless has entered into affiliation agreements with other entities that provide wireless services or hold spectrum licenses. Through roaming arrangements between these affiliates and AT&T Wireless, AT&T Wireless’ customers are able to obtain service in the affiliates’ territories, and the affiliates’ customers are able to obtain service in AT&T Wireless’ territory. In all markets where these affiliates operate, AT&T Wireless is at risk because AT&T Wireless does not control the affiliates. As a result, AT&T Wireless cannot compel these affiliates to participate in AT&T Wireless’ technology migration strategy. AT&T Wireless’ ability to provide service on a nationwide level and to implement AT&T Wireless’ next-generation strategy could be adversely affected if these affiliates are unable or unwilling to participate in the further development of AT&T Wireless’ digital network, or if they cease to provide services comparable to those AT&T Wireless offers on AT&T Wireless’ networks.

     AT&T Wireless’ customers are not able to obtain GSM/GPRS service in many parts of the country, either because there is no GSM/GPRS network in that area, or because AT&T Wireless does not have a GSM/GPRS roaming agreement with a service provider in that area. In order to effectively compete with carriers offering a larger service area, AT&T Wireless needs to expand AT&T Wireless’ GSM/GPRS service area. AT&T Wireless intends to establish new relationships to accelerate build-out of GSM/GPRS networks outside AT&T Wireless’ coverage area, and enter into new or expanded roaming agreements with other carriers. If AT&T Wireless is unable to establish such relationships, or if any of AT&T Wireless’ affiliates, or other carriers with whom AT&T Wireless has GSM/GPRS roaming relationships are unable to or do not successfully develop or expand their systems in a manner consistent with AT&T Wireless’ network, AT&T Wireless’ ability to service AT&T Wireless’ customers and expand the service area of AT&T Wireless’ GSM/GPRS network could be adversely affected.

AT&T Wireless’ technology may not be competitive with other technologies or be compatible with next-generation technology.

     There are three existing digital transmission technologies, none of which is compatible with the others. AT&T Wireless selected time division multiple access technology for AT&T Wireless’ second-generation network because AT&T Wireless believes that this technology offers several advantages over other second-generation technologies. However, a number of other wireless service providers chose code division multiple access or global system for mobile communications as their digital wireless technology. For AT&T Wireless’ path to next-generation technology, AT&T Wireless has chosen a global system for mobile communications platform to make available, among other things, enhanced data services using general packet radio service technology, and next-generation capabilities using enhanced data rates for global evolution and ultimately universal mobile telecommunications systems technologies. These technologies may not provide the advantages AT&T Wireless expects. Other wireless providers have chosen a competing wideband technology as their next-generation technology. If the universal mobile telecommunications standard does not gain widespread acceptance, it could materially adversely affect AT&T Wireless’ business, financial condition and prospects. As AT&T Wireless implements its plans for deployment of technology for next-generation capabilities, AT&T Wireless will continue to incur substantial costs associated with maintaining AT&T Wireless’ time division multiple access networks. Also, these networks are not compatible, and customers with phones that operate only on one network will not initially be able to use those phones on the other networks. There are risks inherent in the development of new next-generation equipment and AT&T Wireless may face unforeseen costs, delays or problems that may have a material adverse effect on AT&T Wireless.

Significant changes in wireless industry technology or demand for wireless service could materially adversely affect AT&T Wireless.

     The wireless communications industry is experiencing significant technological change. This change includes evolving industry standards, ongoing improvements in the capacity and quality of digital technology, shorter development cycles for new products, enhancements and changes in end-user needs and preferences, development of data and broadband capabilities, and migration to next-generation services. The pace and extent of customer demand may not continue to increase, and airtime and monthly recurring charges may continue to decline. As a result, the future prospects of the industry and of AT&T Wireless and the success of AT&T Wireless’ competitive services remain uncertain. Also, alternative technologies may develop that may provide wireless communications service or alternative service superior to that available from AT&T Wireless. Such developments could have a material adverse affect on AT&T Wireless.

If AT&T Wireless’ wireless service offerings do not meet customer expectations, AT&T Wireless will be unable to attract and retain customers.

     Customer acceptance of the services AT&T Wireless offers is and will continue to be affected by technology-based differences and by the operational performance and reliability of AT&T Wireless’ wireless networks. AT&T Wireless may have difficulty attracting and retaining customers if it is unable to resolve quality issues relating to its wireless networks as they arise or if those issues limit its ability to expand its network capacity or were to place it at a competitive disadvantage to other wireless service providers in AT&T Wireless’ markets. The level of consumer demand for AT&T Wireless’ next generation products is uncertain. Consumer demand could be impacted by differences in technology, footprint and service areas, customer care levels and rate plans.

If the demand for wireless data services does not grow, or if AT&T Wireless fails to capitalize on such demand, it could have an adverse effect on AT&T Wireless’ growth potential.

     AT&T Wireless has committed significant resources to develop and market wireless data services, in anticipation of a growth in demand for those services. That demand may not materialize. Even if such demand does develop, AT&T Wireless’ ability to deploy and deliver wireless data services relies, in many instances, on new and unproven technology. Existing technology may not perform as expected. AT&T Wireless may not be able to successfully develop or obtain new technology to effectively and economically deliver these services. The success of wireless data services is substantially dependent on the ability of others to develop applications for wireless data devices and to develop and manufacture devices that support wireless applications. These applications or devices may not be developed or developed in sufficient quantities to support the deployment of wireless data services. These services may not be widely introduced and fully implemented at all or in a timely fashion. These services may not be successful when they are in place, and customers may not purchase the services offered. Consumer needs for wireless data services may be met by technologies such as 802.11, known as wi-fi, which does not rely on FCC regulated spectrum. The lack of standardization across wireless data handsets may contribute to customer confusion, which could slow acceptance of wireless data services, or increase customer care costs. Either could adversely affect AT&T Wireless’ ability to provide these services profitably. If these services are not successful or costs associated with implementation and completion of the rollout of these services materially exceed AT&T Wireless’ current estimates, AT&T Wireless’ financial condition and prospects could be materially adversely affected.

AT&T Wireless has substantial capital requirements that it may not be able to fund.

     AT&T Wireless’ strategy and business plan will continue to require substantial capital, which AT&T Wireless may not be able to obtain on favorable terms or at all. A failure to obtain necessary capital would have a material adverse effect on AT&T Wireless, and result in the delay, change or abandonment of AT&T Wireless’ development or expansion plans and the failure to meet regulatory build-out requirements. AT&T Wireless currently estimates that its capital expenditures will total approximately $3.0 billion in 2003. AT&T Wireless also expects to incur substantial capital expenditures in future years. The actual amount of the funds required to finance AT&T Wireless’ network build out and other capital expenditures may vary materially from management’s estimate. AT&T Wireless has entered into various contractual commitments associated with the development of its next-generation strategy, of which approximately $0.9 billion were outstanding at December 31, 2002. These include purchase commitments for network equipment, as well as handsets. In addition, AT&T Wireless anticipates that AT&T Wireless will enter into material purchase commitments in the future. AT&T Wireless also may require substantial additional capital for, among other uses, acquisitions of providers of wireless services, spectrum license or system acquisitions, system development and network capacity expansion. If AT&T Wireless is unable to finance AT&T Wireless’ capital commitments either through cash from operations or external financing, it would have a material adverse effect on AT&T Wireless’ financial condition and results of operations.

The actual amount of funds necessary to implement AT&T Wireless’ strategy and business plan may materially exceed current estimates, which could have a material adverse effect on AT&T Wireless’ financial condition and results of operations.

     The actual amount of funds necessary to implement AT&T Wireless’ strategy and business plan may materially exceed AT&T Wireless’ current estimates in the event of various factors including: departures from AT&T Wireless’ current business plan, unforeseen delays, cost overruns, unanticipated expenses, regulatory developments, engineering design changes, and technological and other risks. If actual costs do materially exceed AT&T Wireless’ current estimates for these or other reasons or AT&T Wireless is unable to control or reduce costs, this could have a material adverse effect on AT&T Wireless’ financial condition and results of operations.

AT&T Wireless may substantially increase its debt in the future, which could subject AT&T Wireless to various restrictions and higher interest costs and decrease AT&T Wireless’ cash flow and earnings.

     AT&T Wireless may substantially increase its debt in the future, which could subject AT&T Wireless to various restrictions and higher interest costs and decrease AT&T Wireless’ cash flow and earnings. AT&T Wireless may also encounter difficulties in obtaining all the financing it needs to fund its business and growth strategy on desirable terms. AT&T Wireless may require substantial additional financing to fund capital expenditures, license purchases and costs and expenses in connection with funding AT&T Wireless’ operations, domestic and international investments and growth strategy. AT&T Wireless currently relies on AT&T Wireless’ committed credit facilities and receivables securitization program to meet any additional financing needs. AT&T Wireless is exploring and evaluating the relative advantages and disadvantages of various funding mechanisms. Other funding mechanisms that still may be considered include other forms of public and private debt facilities. The decision on debt composition is dependent on, among other things, AT&T Wireless’ business and financial plans and the market conditions at the time of financing. The agreements governing this indebtedness may contain financial and other covenants that could impair AT&T Wireless’ flexibility and restrict AT&T Wireless’ ability to pursue growth opportunities. AT&T Wireless may also need to utilize other funding sources, including issuance of public equity or debt securities, or issuance of commercial paper.

AT&T Wireless’ relationship with NTT DoCoMo, Inc. contains features that could adversely affect AT&T Wireless’ financial condition or the way in which AT&T Wireless’ business is conducted.

     DoCoMo, a leading Japanese wireless communications company, is AT&T Wireless’ largest shareholder, and the agreements relating to DoCoMo’s investment contain requirements and contingencies that could materially adversely affect AT&T Wireless’ financial condition and technology strategies. Pursuant to the Investor Agreement, as amended, between AT&T Wireless Services, AT&T Corp. and DoCoMo, DoCoMo may require AT&T Wireless to repurchase its investment at DoCoMo’s original purchase price, plus interest, if under certain circumstances, and subject to the exceptions identified in the Investor Agreement:

•	AT&T Wireless fail to launch service prior to December 31, 2004 based on W-CDMA technology in certain areas of Dallas, San Diego, San Francisco and Seattle, or agreed upon alternate cities; or

•	AT&T Wireless’ Board of Directors approves changes in its use of W-CDMA technology as AT&T Wireless’ primary standard for delivery of services based on third-generation technology prior to December 31, 2004.

     Two other provisions of the Investor Agreement limit AT&T Wireless’ ability to take certain actions without DoCoMo’s consent. AT&T Wireless needs to obtain DoCoMo’s consent to change the scope of AT&T Wireless’ business such that AT&T Wireless’ current businesses, including businesses that are part of AT&T Wireless’ business plan and natural evolutions of those businesses, taken as a whole no longer constitute AT&T Wireless’ primary business, or to allow another wireless operator to acquire more than 15% but less than 50% of AT&T Wireless’ equity in connection with the formation of a strategic alliance, with certain exceptions specified in the Investor Agreement. These limitations could prevent AT&T Wireless from taking advantage of some business opportunities or relationships that AT&T Wireless might otherwise pursue.

Potential acquisitions may require AT&T Wireless to incur substantial additional debt and integrate new technologies, operations and services, which may be costly and time-consuming.

     An element of AT&T Wireless’ strategy is to expand AT&T Wireless’ networks so that each covers approximately 75% of the U.S. population, which AT&T Wireless intended to accomplish in part through the acquisition of TeleCorp PCS and which AT&T Wireless may continue to pursue through other acquisitions of licenses, systems and wireless providers. The acquisition of TeleCorp PCS resulted in AT&T Wireless’ assumption of substantial additional indebtedness. Further, other acquisitions may cause AT&T Wireless to incur substantial additional indebtedness to finance such acquisitions or to assume indebtedness of the entities that are acquired. In addition, AT&T Wireless may encounter difficulties in integrating those acquired operations into AT&T Wireless’ own operations, including as a result of different technologies, systems, services or service offerings. These actions could prove costly or time-consuming or divert AT&T Wireless’ management’s attention from other business matters.

Consolidation in the wireless communications industry may adversely affect AT&T Wireless.

     In addition, the wireless communications industry has experienced significant consolidation and this consolidation may continue. The mergers or joint ventures of Bell Atlantic Corporation/GTE Corporation/ Vodafone AirTouch, now called Verizon, SBC/BellSouth, now called Cingular, and Deutsche Telekom/ VoiceStream Wireless, now called T-Mobile, have created large, well-capitalized competitors with substantial financial, technical, marketing and other resources to respond to AT&T Wireless’ offerings. As a result of these combinations, these competitors have enhanced their ability to offer larger service areas, quickly and economically introduce new rate plans, obtain more favorable roaming rates, and respond to consumer needs.

     AT&T Wireless has had in the past, and AT&T Wireless may have in the future, discussions with other companies in the wireless communications industry relating to various possible transactions or business combinations. While there is no assurance that any such discussions will result in any transaction, if AT&T Wireless were to engage in such a transaction, it could have a significant impact on AT&T Wireless’ business, financial condition and results of operations. In addition, if the wireless communications industry continues to consolidate and AT&T Wireless does not participate in that consolidation, the consolidation may create even stronger competitors and adversely affect AT&T Wireless and AT&T Wireless’ competitive position.

Termination or impairment of AT&T Wireless’ relationship with a small number of key suppliers or vendors could adversely affect AT&T Wireless’ revenues and results of operations.

     AT&T Wireless has developed relationships with a small number of key vendors, including Nokia Mobile Phones, Inc., Sony Ericsson Mobile Communications, Siemens AG, Motorola, Inc., Sierra Wireless, Research in Motion (RIM) and Matsushita Electric Industrial Co., Ltd. (Panasonic) for AT&T Wireless’ supply of wireless handsets and devices; Nortel Networks, Inc., Telefonaktiebolaget LM Ericsson, and Nokia Networks, Inc. and Hewlett Packard Company for AT&T Wireless’ supply of telecommunications infrastructure equipment; Convergys Information Management Group for AT&T Wireless’ billing services; Bechtel Corporation for build out of AT&T Wireless’ networks; and Siebel Systems, Inc. for information systems. AT&T Wireless does not have operational or financial control over AT&T Wireless’ key suppliers and has limited influence with respect to the manner in which these key suppliers conduct their businesses. If these key suppliers were unable to honor, or otherwise fail to honor, their obligations to AT&T Wireless, AT&T Wireless could experience disruptions of its business and adverse effects on its revenues and results of operations.

AT&T Wireless relies on roaming arrangements with other carriers, which AT&T Wireless may be unable to obtain or maintain in the future.

     AT&T Wireless may not continue to be able to obtain or maintain roaming agreements with other wireless providers on terms that are acceptable to AT&T Wireless. AT&T Wireless’ customers automatically can access another provider’s analog cellular or digital system only if the other provider allows AT&T Wireless’ customers to roam on its network. AT&T Wireless relies on agreements to provide roaming capability to AT&T Wireless’ customers in many areas of the U.S. outside AT&T Wireless’ coverage area. Some competitors may be able to obtain lower roaming rates than AT&T Wireless does because they have larger call volumes or because of their affiliations with, or ownership of, wireless providers. In addition, the quality of service that a wireless provider delivers during a roaming call may be inferior to the quality of service AT&T Wireless or AT&T Wireless’ affiliates provides, the price of a roaming call may not be competitive with prices of other wireless providers for such call, and AT&T Wireless’ customers may not be able to use any of the advanced features, such as voicemail notification, that the customer enjoys when making calls within AT&T Wireless’ network. Finally, AT&T Wireless may not be able to obtain roaming agreements for its GSM/GPRS and next-generation products and services with pricing or coverage AT&T Wireless desires.

AT&T Wireless’ business is seasonal and AT&T Wireless depends on fourth quarter results, which may not continue to be strong.

     The wireless industry, including AT&T Wireless, has experienced a trend of generating a significantly higher number of customer additions and handset sales in the fourth quarter of each year as compared to the other three fiscal quarters. A number of factors contribute to this trend, including the increasing use of retail distribution, which is dependent upon the year-end holiday shopping season, the timing of new product and service announcements and introductions, competitive pricing pressures, and aggressive marketing and promotions. Strong fourth quarter results for customer additions and handset sales may not continue for the wireless industry or for AT&T Wireless. In the future, the number of AT&T Wireless’ customer additions and handset sales in the fourth quarter could decline for a variety of reasons, including AT&T Wireless’ inability to match or beat pricing plans offered by competitors, failure to adequately promote AT&T Wireless’ products, services and pricing plans, failure to have an adequate supply or selection of handsets, or lower demand for wireless services. If in any year fourth quarter results fail to significantly improve upon customer additions and handset sales from the year’s previous quarters, this could adversely impact AT&T Wireless’ results.

A high rate of churn would negatively impact AT&T Wireless’ business.

     A high rate of churn would adversely affect AT&T Wireless’ results of operations because of loss of revenue and because the cost of adding a new subscriber, which generally includes a commission expense and/or a handset subsidy, is a significant factor in income and profitability for participants in the wireless industry. The FCC has mandated that wireless carriers provide for local number portability by November 24, 2003. This would allow subscribers to keep their wireless phone number when switching to a different service provider. AT&T Wireless anticipates number portability will increase competition and churn by lowering disincentives to switch service providers. AT&T Wireless may be required to subsidize product upgrades and/or reduce pricing to match competitors’ initiatives and to retain customers, which could adversely impact AT&T Wireless’ revenue and profitability.

AT&T Wireless’ industry will continue to be adversely affected if the economic slowdown persists.

     The economies of the United States and many other nations are suffering from a significant economic slowdown, and the rate at which the industry has added subscribers has slowed. There can be no assurance that such a slowdown will not continue to adversely affect the industry. The slowdown could be exacerbated by continuation of hostilities in Iraq or expansion to other parts of the world.

Equipment failure and natural disasters or terrorist acts may adversely affect AT&T Wireless’ operations.

     A major equipment failure or a natural disaster or terrorist act that affects AT&T Wireless’ mobile telephone switching offices, microwave links, third-party owned local and long distance networks on which AT&T Wireless relies, AT&T Wireless’ cell sites or other equipment or the networks of other providers on which AT&T Wireless’ subscribers roam could have a material adverse effect on AT&T Wireless’ operations. While AT&T Wireless has insurance coverage for some of these events, AT&T Wireless’ inability to operate AT&T Wireless’ wireless system even for a limited time period may result in a loss of subscribers or impair AT&T Wireless’ ability to attract new subscribers, which would have a material adverse effect on AT&T Wireless’ business, results of operations and financial condition.

AT&T Wireless’ future financial results could be adversely impacted by asset impairments or other charges.

     Effective January 1, 2002, AT&T Wireless adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” As a result, AT&T Wireless is required to test both acquired goodwill and other indefinite-lived intangible assets, consisting of AT&T Wireless’ licensing costs, for impairment on an annual basis based upon a fair value approach, rather than amortizing them over time. AT&T Wireless is also required to test goodwill for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce AT&T Wireless’ enterprise fair value below its book value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business, or other factors. If AT&T Wireless’ market value continues to be less than AT&T Wireless’ book value for an extended period of time, it could trigger the need for impairment tests of acquired goodwill between annual tests. Additionally, AT&T Wireless’ licensing costs must be tested between annual tests if events or changes in circumstances indicate that the asset might be impaired. The amount of any such annual or interim impairment charge could be significant, and could have a material adverse effect on AT&T Wireless’ reported financial results for the period in which the charge is taken.

Media and other reports have suggested radio frequency emissions may be linked to various health concerns and interfere with various medical devices, and AT&T Wireless may be subject to potential litigation relating to these health concerns.

     Media and other reports have linked radio frequency emissions from wireless handsets to various health concerns, including cancer, and to interference with various electronic medical devices, including hearing aids and pacemakers. Research and studies are ongoing. Whether or not such research or studies conclude there is a link between radio frequency emissions and health, these concerns over radio frequency emissions may discourage the use of wireless handsets or service or expose AT&T Wireless to potential litigation, which could have a material adverse effect on AT&T Wireless’ results of operations. Several class-action lawsuits have been filed against AT&T Wireless, several other wireless service providers and several wireless phone manufacturers, asserting products liability, breach of warranty and other claims relating to radio frequency transmissions to and from wireless phones. The complaints seek damages for personal injuries and the costs of headsets for wireless phone users as well as injunctive relief.

AT&T Wireless’ operations are subject to government regulation that could have adverse effects on AT&T Wireless’ business.

     The licensing, construction, operation, sale, resale and interconnection arrangements of wireless communications systems are regulated to varying degrees by the FCC, and, depending on the jurisdiction, by state and local regulatory agencies. These regulations may include, among other things, required service features and capabilities, such as number portability or emergency 911 service. AT&T Wireless recently entered into a consent decree with the FCC relating to AT&T Wireless’ implementation of emergency 911 service. If AT&T Wireless is unable to comply with the terms of the decree, it could have an adverse effect on AT&T Wireless’ business. In addition, the FCC, together with the U.S. Federal Aviation Administration, regulates tower marking and lighting. Any of these agencies having jurisdiction over AT&T Wireless’ business could adopt regulations or take other actions that could require AT&T Wireless to make unanticipated capital expenditures, increase AT&T Wireless’ costs or otherwise adversely affect AT&T Wireless’ business. AT&T Wireless’ ability to comply with these regulations may depend on third parties if the regulations require new features to be built into AT&T Wireless’ infrastructure.

     FCC licenses to provide wireless services or personal communications services are subject to renewal and revocation. There may be competition for AT&T Wireless’ licenses upon their expiration and it is possible that the FCC will not renew them. FCC rules require all wireless and personal communications services licensees to meet specified build-out requirements. AT&T Wireless may not be able to meet these requirements in each market. Failure to comply with these requirements in a given license area could result in revocation or forfeiture of AT&T Wireless’ license for that license area or the imposition of fines on AT&T Wireless by the FCC.

AT&T Wireless may be subject to potential litigation relating to the use of wireless phones while driving.

     Some studies have indicated that some aspects of using wireless phones while driving may impair drivers’ attention in some circumstances, making accidents more likely. These concerns could lead to potential litigation relating to accidents, deaths or serious bodily injuries, or to new restrictions or regulations on wireless phone use, any of which also could have material adverse effects on AT&T Wireless’ results of operations.

State and local legislation restricting or prohibiting wireless phone use while driving could cause subscriber usage to decline.

     Some state and local legislative bodies have proposed legislation restricting or prohibiting the use of wireless phones while driving motor vehicles. Similar laws have been enacted in other countries. On June 28, 2001, New York State enacted a law prohibiting the use of handheld wireless phones while driving motor vehicles other than through the use of hands-free equipment. To date, a small number of communities in the U.S. have also passed restrictive local ordinances. These laws, or if passed, other laws prohibiting or restricting the use of wireless phones while driving, could have the effect of reducing subscriber usage, which could cause a material adverse effect on AT&T Wireless’ results of operations.

The historical financial information of AT&T Wireless Group may not be representative of AT&T Wireless’ results as an independent entity and, therefore, may not be reliable as an indicator of AT&T Wireless’ historical or future results.

     The historical financial information of AT&T Wireless Group may not reflect what AT&T Wireless’ results of operations, financial position and cash flows would have been had AT&T Wireless been an independent entity during the periods prior to the split-off. This is because the financial information reflects allocations for services provided to AT&T Wireless Group by AT&T, and these allocations may not reflect the costs AT&T Wireless incurs for similar or incremental services as an independent entity.

AT&T Wireless will generally be responsible for tax liability if the split-off is taxable.

     Under the separation and distribution agreement between AT&T Wireless and AT&T, subject to limited exceptions, AT&T Wireless will be responsible for any tax liability and any related liability that results from the split-off failing to qualify as a tax-

free transaction. If the split-off failed to qualify as a tax-free transaction, this liability would have a material adverse effect on AT&T Wireless.

AT&T Wireless no longer receives tax sharing payments from AT&T since AT&T Wireless ceased to be a member of the AT&T consolidated tax return group, and AT&T Wireless may incur other tax liabilities as a result of the split-off and pre-split-off transactions.

     As a result of the split-off, AT&T Wireless ceased to be a member of the consolidated federal income tax return group of which AT&T is the common parent. Consequently, taxable income and losses, and AT&T Wireless’ other tax attributes in post-split-off taxable periods can generally no longer offset taxable income or losses and other tax attributes of the AT&T consolidated tax return group. For two taxable years after the split-off, under U.S. federal income tax rules, to the extent provided by agreement, AT&T Wireless would generally be able to carry back any such tax losses of members of the AT&T Wireless Group, subject to limitations, against taxable income, if any, of members of AT&T Wireless Group for pre-split-off periods. The Job Creation and Worker Assistance Act of 2002 increased the carry back period for net operating losses from two years to five years for tax periods ending in 2001 or 2002. Under AT&T Wireless’ tax sharing agreement with AT&T, AT&T Wireless generally may only carry back net operating losses (and not other tax attributes) from post-split-off taxable periods to pre-split-off taxable periods, and only if those losses are significant and with the consent of AT&T, which consent AT&T has agreed not to withhold unreasonably. To the extent AT&T Wireless has tax losses in post-split-off taxable periods, AT&T Wireless would generally no longer receive current tax sharing payments with respect to those losses (other than payments attributable to net operating loss carrybacks as described above). Instead, except where those losses can be carried back, AT&T Wireless would benefit from those losses only if and when AT&T Wireless generated sufficient taxable income in future years to utilize those tax losses on a stand-alone basis. In addition, there may be tax costs associated with the split-off that result from AT&T Wireless’ ceasing to be a member of the AT&T consolidated tax return group, as well as from pre-split-off transactions. If incurred, these costs could be material to AT&T Wireless’ results.

Various factors may interfere with AT&T Wireless’ ability to engage in desirable strategic transactions and equity issuances.

     AT&T Wireless may be prevented from engaging in some desirable strategic transactions. The Internal Revenue Code restricts the ability of a company which has undergone a tax-free split-off to make particular issuances of shares generally within a two-year period after the split-off. In addition, the separation and distribution agreement prohibits AT&T Wireless, for a period of 30 months following the split-off, from entering into particular transactions that could render the split-off taxable. This may discourage, delay or prevent a merger, change of control, or other strategic or capital raising transactions involving AT&T Wireless’ issuance of equity. Provisions of AT&T Wireless’ amended and restated certificate of incorporation and by-laws, rights plan, applicable law and the DoCoMo agreements may also have the effect of discouraging, delaying or preventing change of control transactions that AT&T Wireless’ shareholders find desirable.

AT&T Wireless may lose rights under agreements with AT&T under certain circumstances.

     Some of the agreements that AT&T Wireless has entered into with AT&T in connection with the split-off, including the brand license agreement, master carrier agreement and other commercial agreements, contain provisions that give one party rights in the event of a change of control of the other party. These provisions may deter a change of control. In the event of a change of control, the exercise of these rights could have a material adverse effect on AT&T Wireless. To maintain AT&T Wireless’ rights under the brand license agreement, AT&T Wireless must comply with specified quality, customer care, graphics and marketing standards in connection with AT&T Wireless’ use of these AT&T brands. While AT&T Wireless is using the AT&T brands, AT&T Wireless must also pay AT&T a brand maintenance fee. AT&T may terminate the brand license agreement in the event AT&T Wireless materially breaches the agreement or AT&T Wireless experiences a change of control.

The value to AT&T Wireless of its right to use the AT&T brand could be adversely impacted by AT&T Corp. or others.

     AT&T Wireless’ license from AT&T Corp. of the AT&T brand grants AT&T Wireless limited exclusivity. AT&T Wireless’ ability to control who is licensed to use the AT&T brand is limited. AT&T Wireless may not be able to prevent AT&T Corp. from licensing the brand for uses that AT&T Wireless feels could adversely impact the value of the brand to AT&T Wireless. The value of the brand could be adversely impacted by actions of AT&T Corp, or any licensee, or the public perception of companies using the brand or if it is no longer used by companies other than AT&T Wireless.

AT&T WIRELESS

     AT&T Wireless is the second largest wireless communications service provider in the U.S. based on revenues for 2002. AT&T Wireless’ goal is to be the premier provider of high quality wireless voice and data communication services to businesses and consumers in major markets of North America. AT&T Wireless seeks to expand its customer base and revenue stream by providing high-quality, innovative wireless voice and data services. As of December 31, 2002, AT&T Wireless had 20.9 million consolidated subscribers. For the year ended December 31, 2002 AT&T Wireless had $15.6 billion of total consolidated revenues.

     AT&T Wireless currently provides wireless voice and data services over two separate, overlapping networks. One network uses time division multiple access, or TDMA, as its signal transmission technology. TDMA is often referred to as a second generation, or “2G” technology. As of December 31, 2002 AT&T Wireless’ TDMA network covered an aggregate population, referred to as “POPS,” of approximately 203 million, or 70% of the U.S. population. AT&T Wireless also provides voice and enhanced data services over a separate network that uses the signal transmission technology known as global system for mobile communications, or GSM, and general packet radio service, or GPRS. GSM/GPRS is often referred to as two and one-half generation, or “2.5G” technology. As of December 31, 2002, this network covered approximately 63% of the U.S. population, or 181 million POPS. As of December 31, 2002, AT&T Wireless’ two networks covered an aggregate of approximately 213 million POPS, or 74% of the U.S. population, and operated in 83 of the 100 largest U.S. metropolitan areas. AT&T Wireless refers to this area as AT&T Wireless’ coverage footprint. AT&T Wireless also provides voice service on AT&T Wireless’ analog network, as mandated by the FCC, and data service over a network utilizing packet switched data technology, or CDPD, which AT&T Wireless is phasing out in connection with AT&T Wireless’ launch of GSM/GPRS service.

     AT&T Wireless supplements AT&T Wireless’ own networks with roaming agreements that allow AT&T Wireless’ subscribers to use other providers’ wireless services in regions where AT&T Wireless does not have network coverage. With these roaming agreements, as of December 31, 2002 AT&T Wireless was able to offer AT&T Wireless’ TDMA customers wireless services covering virtually the entire U.S. population and GSM/GPRS service covering approximately 67% of the U.S. population. AT&T Wireless refers to this as AT&T Wireless’ service area. AT&T Wireless plans to continue to expand its coverage and service area and increase the capacity and quality of AT&T Wireless’ GSM/GPRS network through new network construction, acquisitions, affiliations, joint ventures, and roaming arrangements with other wireless providers.

     AT&T Wireless was incorporated in 1987 as a Delaware corporation. Its principal executive offices are located at 7277 164th Avenue NE, Building 1, Redmond, Washington 98052. The telephone number is (425) 580-6000.

THE TRUSTS

     AT&T Wireless Capital Trust I, AT&T Wireless Capital Trust II, and AT&T Wireless Capital Trust III are statutory trusts, each formed under the Delaware Statutory Trust Act by way of:

•	a trust agreement executed by AT&T Wireless, as sponsor, and the trustees of the trust; and

•	the filing of a certificate of trust with the Secretary of State of the State of Delaware.

     At the time of public issuance of the trust preferred securities, the trust agreement for each of the trusts will be amended and restated in its entirety and will be qualified as an indenture under the Trust Indenture Act of 1939. AT&T Wireless will directly or indirectly acquire common securities of each trust in a total liquidation amount equal to approximately 3% of the total capital of each trust. Each trust exists for the exclusive purposes of:

•	issuing the trust preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

•	investing the gross proceeds of the common securities and the trust preferred securities in the subordinated debentures; and

•	engaging in only those other activities necessary or incidental thereto.

     Each trust has a term of approximately 55 years, but may terminate earlier as provided in the amended and restated trust agreement.

     The proceeds from the offering of the trust preferred securities and the sale of the common securities may be used by each trust to purchase from AT&T Wireless subordinated debentures in a total principal amount equal to the total liquidation preference of the common securities and the trust preferred securities. The AT&T Wireless debentures would bear interest at an annual rate equal to the annual distribution rate of the common securities and the trust preferred securities and would have certain redemption terms which correspond to the redemption terms for the common securities and the trust preferred securities. The subordinated debentures will rank subordinate in right of payment to all of AT&T Wireless’ senior indebtedness (as defined in this prospectus). Distributions on the common securities and the trust preferred securities may not be made unless the trust receives corresponding interest payments on the subordinated debentures from AT&T Wireless. AT&T Wireless will irrevocably guarantee, on a subordinated basis and to the extent set forth in the guarantee, with respect to each of the common securities and the trust preferred securities, the payment of distributions, the redemption price, including all accrued or deferred and unpaid distributions, and payment on liquidation, but only to the extent of funds on hand at each trust. Each guarantee will be unsecured and will be subordinate to all senior indebtedness of AT&T Wireless. Upon the occurrence of certain events (subject to the conditions to be described in an accompanying prospectus supplement) the applicable trust may be liquidated and the holders of the common securities and the trust preferred securities could receive subordinated debentures in lieu of any liquidating cash distribution.

     Pursuant to the amended and restated trust agreement for each trust, the number of trustees of each trust will initially be four. Two of the trustees will be persons who are employees or officers of or who are affiliated with AT&T Wireless and will be referred to as the AT&T Wireless trustees. The third trustee will be a financial institution that is unaffiliated with AT&T Wireless, which trustee will serve as property trustee under the amended and restated trust agreement for each trust and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939. Initially, U.S. Bank Trust National Association will be the property trustee until removed or replaced by the holder of the common securities. For the purpose of compliance with the provisions of the Trust Indenture Act of 1939, U.S. Bank Trust National Association will also act as guarantee trustee. See “Description of Securities—The Guarantee.” U.S. Bank Trust National Association, will act as the Delaware trustee for the purposes of the Delaware Statutory Trust Act, until removed or replaced by the holder of the common securities.

     The property trustee will hold title to the subordinated debentures for the benefit of the holders of the common securities and the trust preferred securities and the property trustee will have the power to exercise all rights, powers and privileges under the indenture as the holder of the subordinated debentures. In addition, the property trustee will maintain exclusive control of a segregated non-interest-bearing bank account to hold all payments made in respect of subordinated debentures for the benefit of the holders of the common securities and the trust preferred securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the common securities and the trust preferred securities out of funds from the segregated non-interest-bearing bank account. The guarantee trustee will hold the guarantees for the benefit of the holders of the common securities and the trust preferred securities. AT&T Wireless, as the direct or indirect holder of all the common securities for each trust, will have the right to appoint, remove or replace any of the trustees of each trust. AT&T Wireless will also have the right to increase or decrease the number of trustees of each trust, as long as the number of trustees shall be at least three, a majority of which shall be AT&T Wireless trustees. AT&T Wireless will pay all fees and expenses related to the trusts and the offering of the common securities and the trust preferred securities.

     The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, will be as set forth in the amended and restated trust agreement for each trust, the Delaware Statutory Trust Act and the Trust Indenture Act of 1939.

     The Delaware trustee for the trusts in the State of Delaware is U.S. Bank Trust National Association, 300 East Delaware Avenue, 8th Floor, Wilmington, Delaware 19809. The principal place of business of each trust will be c/o AT&T Wireless Services, Inc., 7277 164th Avenue NE, Building 1, Redmond, Washington 98052.

RELATIONSHIP WITH AT&T CORP.

     On July 9, 2001, AT&T Wireless split off from AT&T Corp. as an independent public company. Prior to the split-off, AT&T Wireless’ business was run as a division of AT&T referred to as AT&T Wireless Group, the economic value of which was intended to be reflected by AT&T Wireless Group tracking stock, which was a class of common stock of AT&T that was listed on the New York Stock Exchange under the symbol “AWE.” AT&T Wireless Group was an integrated set of businesses, assets and liabilities consisting of AT&T’s wireless operations. AT&T Wireless continues to have contractual and commercial relationships with AT&T following the split-off.

USE OF PROCEEDS

     The proceeds received by the trusts from the sale of trust preferred securities and the common securities will be invested in the subordinated debentures. Unless otherwise indicated in the accompanying prospectus supplement, AT&T Wireless expects to use the net proceeds from the sale of the offered securities for general corporate purposes. Pending use of the net proceeds, AT&T Wireless intends to invest the net proceeds in interest-bearing, investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth AT&T Wireless’ ratio of earnings to fixed charges for the periods indicated. Earnings represent earnings before net undistributed equity earnings or losses in equity investees, minority interest income or expense in the loss or income of majority-owned consolidated subsidiaries, income tax expense, and fixed charges (excluding capitalized interest). Fixed charges consist of interest (including capitalized interest), preferred stock dividend requirements of consolidated subsidiaries, and the estimated portion of rental expense that is representative of the interest factor.

	Year Ended December 31,

	2002	2001	2000	1999	1998

Ratio*	**	2.1	2.5	**	2.1

*	AT&T Wireless Services’ ratio of earnings to combined fixed charges and preferred stock dividends is the same as its ratio of earnings to fixed charges for all periods presented as the preferred stock issued by AT&T Wireless Services, Inc. during 2002 resulted in dividends that were immaterial to the calculation for the year ended December 31, 2002. Therefore, the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends is not separately presented.

**	Due primarily to the impairment charges recorded in 2002 and the asset impairment and restructuring charges recorded in 1999, earnings were not sufficient to cover fixed charges and preferred stock dividends for the years ended December 31, 2002 and 1999. Additional earnings of $1.1 billion and $455 million would be required to obtain a ratio of earnings to combined fixed charges of 1:1 for the years ended December 31, 2002 and 1999, respectively.

DESCRIPTION OF CAPITAL STOCK OF AT&T WIRELESS

Authorized Capital Stock

     AT&T Wireless’ authorized capital stock consists of 1,000,000,000 shares of preferred stock, par value $.01, and 10,000,000,000 shares of common stock, par value $0.01. Approximately 2.7 billion shares of AT&T Wireless’ common stock were outstanding as of March 31, 2003. Approximately 207,537 shares of AT&T Wireless’ Series C preferred stock and 25,428 shares of AT&T Wireless’ Series E preferred stock were outstanding as of March 31, 2003.

AT&T Wireless Common Stock

     The holders of AT&T Wireless common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by AT&T Wireless’ board of directors with respect to any series of preferred stock (a “preferred stock designation”), the holders of AT&T Wireless’ common stock possess all of the voting power. AT&T Wireless’ charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of AT&T Wireless’ preferred stock created by its board of directors from time to time, the holders of AT&T Wireless’ common stock are entitled to the dividends as may be declared from time to time by AT&T Wireless’ board of directors from funds legally available for dividends, and, upon liquidation, are entitled to receive pro rata all assets available for distribution to the holders of AT&T Wireless’ common stock.

AT&T Wireless’ Preferred Stock

     AT&T Wireless’ charter authorizes its board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of such series, including, but not limited to:

•	the designation of the series;

•	the number of shares of the series, which number AT&T Wireless’ board of directors may later, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares thereof then outstanding;

•	whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of the series having cumulative dividend rights shall be cumulative;

•	the rate of any dividends, or method of determining the dividends, payable to the holders of the shares of the series, any conditions upon which the dividends will be paid and the date or dates or the method for determining the date or dates upon which the dividends will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of AT&T Wireless’ affairs;

•	whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of AT&T Wireless or any other corporation, and, if so, the specification of the other class or series or the other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the shares of the series.

     AT&T Wireless believes that the ability of AT&T Wireless’ board of directors to issue one or more series of preferred stock will provide AT&T Wireless with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of AT&T Wireless’ preferred stock, as well as shares of AT&T Wireless’ common stock, are available for issuance without further action by AT&T Wireless’ stockholders unless required by applicable law or the rules of any stock exchange or automated quotation system on which AT&T Wireless’ securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase of at least 20% in the number of outstanding shares of common stock, or in the amount of voting securities, outstanding. If the approval of AT&T Wireless’ stockholders is not required for the issuance of shares of AT&T Wireless’ preferred stock or common stock, AT&T Wireless’ board of directors may determine not to seek stockholder approval.

     Although AT&T Wireless believes its board of directors will have no intention of immediately doing so, its board of directors could issue a series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. AT&T Wireless’ board of directors will make any determination to issue the shares of preferred stock based on its judgment as to the best interests of AT&T Wireless and its stockholders. AT&T Wireless’ board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of AT&T Wireless’ board of directors, including a tender offer or other transaction that some, or a majority, of AT&T Wireless’ stockholders might believe to be in their best interests or in which AT&T Wireless’ stockholders might receive a premium for their stock over the then-current market price of AT&T Wireless’ common stock.

     50,000,000 shares of AT&T Wireless’ Series A junior participating preferred stock are reserved for issuance upon exercise of the rights issued under AT&T Wireless’ rights agreement. For a more complete discussion of AT&T Wireless’ rights plan, see “— Rights Agreement.”

     AT&T Wireless issued the shares of series C and series E preferred stock in connection with its acquisition of TeleCorp.

     Voting Rights. Regardless of the number of shares of any series of preferred stock then outstanding, the holders of the series C preferred stock and the series E preferred stock shall have the following aggregate number of votes, in each case voting as a class with the common stock:

•	the series C preferred stock shall have 1,926,069 votes; and

•	the series E preferred stock shall have 251,189 votes.

     The number of votes to which each share of series C preferred stock and series E preferred stock is entitled shall be determined in proportion to the number of shares of such series of preferred stock then outstanding.

     Special Voting Rights of Preferred Stock. The affirmative vote of the holders of a majority of the outstanding shares of series C preferred stock or series E preferred stock shall be necessary to:

•	authorize, increase the authorized number of shares of or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes or series of stock ranking senior to or pari passu with the series or any additional shares of the series;

•	authorize, adopt or approve each amendment to AT&T Wireless’ amended and restated certificate of incorporation that would increase or decrease the par value of the shares of the series or alter or change the powers, preferences or rights of the shares of the series or alter or change the powers, preferences or rights of any of AT&T Wireless’ other capital stock if such alteration or change results in such capital stock ranking senior to or pari passu with such series;

•	amend, alter or repeal any provision of AT&T Wireless’ amended and restated certificate of incorporation so as to affect the shares of the series adversely; or

•	authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of stock senior to or pari passu with the series.

     Ranking. With respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up, the outstanding series C preferred stock and the series E preferred stock ranks as follows:

Class of Stock	Parity With	Junior to	Senior to

Series C preferred	None	None	Common stock and any series of class of common or preferred stock now or hereafter authorized
Series E preferred	None	Series C Preferred	Common stock and any series of class of common or preferred stock now or hereafter authorized (other than the series C preferred)

     Dividends. The holders of AT&T Wireless’ series C preferred stock and series E preferred stock are entitled to receive dividends in cash or property when, as and if, declared by the board of directors up to the liquidation preference for such shares. So long as shares of series C or series E preferred stock are outstanding and dividends payable on shares of series C or series E preferred stock have not been paid in full in cash, no cash dividends may be declared or paid, and no redemption, purchase or other acquisition for consideration may occur, with respect to any shares of any class of common stock or series of preferred stock ranking junior to or on parity with the series C or series E preferred stock, except that AT&T Wireless may acquire, in accordance with the terms of any agreement between AT&T Wireless and its employees, shares of common stock or preferred stock at a price not greater than the market price as of such date.

     Liquidation Rights. The holders of series C preferred stock and series E preferred stock are entitled to preferences with respect to distributions upon AT&T Wireless’ liquidation, dissolution or winding up as follows:

     a holder of series C preferred stock is entitled to a preference per share equal to the sum of:

•	the quotient of (A) the aggregate paid-in capital actually paid with respect to all shares of series C preferred stock held by such holder, and all shares of capital stock of TeleCorp or its predecessors-in-interest, TeleCorp Wireless and Tritel, in each case as of the applicable date of determination, divided by (B) the total number of shares of series C preferred stock held by such holders as of such date and

•	accrued and unpaid dividends (if any), plus interest on the aforementioned quotient at the rate of 6% per annum, compounded quarterly, less

•	the amount of dividends (if any) already declared and paid in respect of such shares; and

•	a holder of series E preferred stock is entitled to a preference per share equal to the sum of accrued and unpaid dividends (if any), plus interest on $1,000 at the rate of 6% per annum, compounded quarterly, from the date of issuance of such share (relating back, as the case may be, to the original date of issuance for series E preferred stock received in exchange for capital stock of any predecessor-in-interest to TeleCorp or its subsidiaries) to and including the date of the calculation, less the amount of dividends (if any) declared and paid in respect of such share.

     Redemption. AT&T Wireless has the right to redeem shares of series C preferred stock and series E preferred stock at any time, in whole but not in part, at a redemption price per share equal to the liquidation preference per share; provided, that if the funds legally available are insufficient to effect the redemption in full of the series C preferred stock or the series E preferred stock, as the case may be, such funds shall be allocated among the shares of such series ratably in accordance with the number of shares of such series outstanding as of the redemption date.

     Following December 13, 2020, each holder of shares of series C preferred stock and series E preferred stock shall have the right, at the election of such holder, to require AT&T Wireless to redeem all (but not less than all) of the shares of such series owned by such holder at a price per share equal to the liquidation preference of such series as of the redemption date.

     Neither AT&T Wireless nor any holder of shares of series C preferred stock or series E preferred stock may cause AT&T Wireless to redeem its capital stock if, at the time:

•	AT&T Wireless is insolvent or the redemption will render AT&T Wireless insolvent; or

•	any law or any of AT&T Wireless’ agreements prohibits the redemption.

     Further, AT&T Wireless will not permit any of its subsidiaries, or any other person, to make any distribution with respect to, or purchase or otherwise acquire for consideration, any shares of its common stock or other shares of capital stock ranking junior to or on parity with the series C preferred stock or the series E preferred stock, as the case may be, unless AT&T Wireless could make such distribution or purchase or otherwise acquire such shares at such time without becoming insolvent, violating any law, or defaulting under, breaching or violating any of AT&T Wireless’ agreements.

Dividend Policy

     AT&T Wireless currently does not expect to pay dividends on shares of its common stock in the foreseeable future.

Anti-Takeover Effects of Certain Provisions of AT&T Wireless’ Charter and By-Laws

Board of Directors

     AT&T Wireless’ charter provides that, except as otherwise provided in any preferred stock designation relating to the rights of the holders of any class or series of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively by a resolution adopted by a majority of the total number of directors that AT&T Wireless would have if there were no vacancies, or the whole board, but shall not be less than three. AT&T Wireless’ directors, other than those who may be elected by the holders of any class or series of AT&T Wireless’ preferred stock having the right under a preferred stock designation to elect additional directors under specified circumstances, will be classified into three classes, as nearly equal in number as possible, one class originally to be elected for a term which expired at the annual meeting of stockholders held in 2002, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2003 and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2004, with each director to hold office until his or her successor is duly elected and qualified. Commencing with the 2002 annual meeting of stockholders, directors elected to succeed directors whose terms then expire will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person’s successor is duly elected and qualified.

     AT&T Wireless’ charter provides that, except as otherwise provided in any preferred stock designation relating to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on AT&T Wireless’ board of directors resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, and not by the stockholders. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting AT&T Wireless’ board of directors will shorten the term of any incumbent director. Subject to the rights of any class or series of preferred stock having the right under a preferred stock designation to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all voting stock then outstanding, voting together as a single class.

     These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of AT&T Wireless’ board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of AT&T Wireless’ board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of AT&T Wireless.

No Stockholder Action by Written Consent; Special Meetings

     AT&T Wireless’ charter and by-laws provide that stockholders must effect any action required or permitted to be taken at a duly called annual or special meeting of stockholders and that those actions may not be effected by any consent in writing by the stockholders. Except as otherwise required by law or by any preferred stock designation, special meetings of stockholders may be called only by a majority of the whole board or by AT&T Wireless’ chairman. No business other than that stated in the notice of meeting may be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by AT&T Wireless’ board or the chairman of the board of directors.

Advance Notice Procedures

     AT&T Wireless’ by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders. These stockholder notice procedures provide that only persons who are nominated by AT&T Wireless’ board of directors, or by a stockholder who was a stockholder of record at the time of giving notice and has given timely written notice to AT&T Wireless’ secretary before the meeting at which directors are to be elected, will be eligible for election as directors. These stockholder notice procedures will also provide that at an annual meeting only the business as has been brought before the meeting by AT&T Wireless’ board of directors, or by a stockholder who has given timely written notice to AT&T Wireless’ secretary of the stockholder’s intention to bring the business before the meeting, may be conducted. Under these stockholder notice procedures, for notice of stockholder nominations to be made at an annual meeting to be timely, the notice must be received by AT&T Wireless’ secretary not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day before the first anniversary of the preceding year’s annual meeting, except that, if the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day before the annual meeting and not later than the close of business on the later of the 90th calendar day before the annual meeting or the tenth calendar day following the day on which public announcement of a meeting date is first made by AT&T Wireless.

     Nevertheless, if the number of directors to be elected to AT&T Wireless’ board of directors is increased and there is no public announcement by AT&T Wireless naming all of the nominees for director or specifying the size of AT&T Wireless’ increased board of directors at least 100 calendar days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by the increase, if it shall be delivered not later than the close of business on the 10th calendar day following the day on which the public announcement is first made by AT&T Wireless. Under these stockholder notice procedures, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, AT&T Wireless must receive notice not earlier than the close of business on the 120th calendar day before the special meeting and not later than the close of business on the later of the 90th calendar day before the special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by AT&T Wireless’ board to be elected at the meeting.

     In addition, under these stockholder notice procedures, a stockholder’s notice to AT&T Wireless proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors will be required to contain some specified information. If the chairman of a meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with AT&T Wireless’ stockholder notice procedure, the individual will not be eligible for election as a director, or the business will not be conducted at the meeting, as the case may be.

Amendment

     AT&T Wireless’ charter provides that the affirmative vote of the holders of at least 80% of AT&T Wireless’ voting stock then outstanding, voting together as a single class, is required to amend provisions of AT&T Wireless’ charter relating to stockholder action; the number, election and tenure of directors; the nomination of director candidates and the proposal of business by stockholders; the filling of vacancies; and the removal of directors. AT&T Wireless’ charter further provides that the related by-laws described above, including the stockholder notice procedure, may be amended only by the affirmative vote of a majority of the whole board or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class. The affirmative vote of holders of at least 66 2/3% of the voting power of outstanding shares of voting stock, voting as a single class, is required to amend AT&T Wireless’ by-laws.

Rights Agreement

     AT&T Wireless’ board of directors has adopted a rights agreement. Under the rights agreement, AT&T Wireless has issued one preferred share purchase right for each outstanding share of its common stock. Each right entitles the registered holder to purchase from AT&T Wireless one one-hundredth of a share of its Series A junior participating preferred stock, par value $.01 per share, at a price of $100, subject to adjustment in some circumstances. The description and terms of the rights is set forth in a rights agreement between AT&T Wireless and the designated rights agent. The description set forth below is intended as a summary only and is qualified in its entirety by reference to the form of the rights agreement.

     The rights will be evidenced by the certificates representing AT&T Wireless’ common stock until the earlier to occur of:

•	ten days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of at least 15% or more of the outstanding shares of AT&T Wireless’ common stock; or

•	ten business days or a later date determined by AT&T Wireless’ board of directors following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the completion of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding shares of AT&T Wireless’ common stock (the “distribution date”).

     The rights agreement exempts NTT DoCoMo’s ownership of more than 15% of AT&T Wireless’ common stock, but only to the extent of the shares of AT&T Wireless’ common stock that DoCoMo owns as a result of its January 22, 2001 investment in AT&T Wireless and any shares of common stock that DoCoMo could purchase as a result of their investment rights. The rights agreement provides that, until the distribution date or earlier redemption or expiration of the rights, the rights will be transferred with and only with AT&T Wireless’ common stock. Until the distribution date or earlier redemption or expiration of the rights, AT&T Wireless’ common stock certificates will contain a notation incorporating the rights agreement by reference. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of AT&T Wireless’ common stock as of the close of business on the distribution date and the separate right certificates alone will evidence the rights.

     The rights will not be exercisable until the distribution date. The rights will expire on the 10th anniversary of the rights agreement, unless the final expiration date is extended or unless the rights are earlier redeemed or exchanged by AT&T Wireless, in each case, as summarized below.

     In the event that any person or group of affiliated or associated persons becomes an acquiring person, proper provision shall be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will thereafter be void, will later have the right to receive upon exercise that number of shares of AT&T Wireless’ common stock having a market value of two times the exercise price of the right. If AT&T Wireless is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group of affiliated or associated persons becomes an acquiring person, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of the transaction will have a market value of two times the exercise price of the right.

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of AT&T Wireless’ outstanding common stock and before the acquisition by the person or group of 50% or more of AT&T Wireless’ outstanding common stock, AT&T Wireless’ board of directors may exchange the rights, other than rights owned by the person or group which, have become void, in whole or in part, at an exchange ratio of one share of AT&T Wireless’ common stock, or one one-hundredth of one of AT&T Wireless’ junior preferred shares, or of a share of a class or series of preferred stock having equivalent rights, preferences and privileges, per right subject to adjustment.

     At any time before the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of AT&T Wireless’ outstanding common stock, AT&T Wireless’ board of directors may redeem the rights in whole, but not in part, at a price of $.01 per right, as adjusted. The redemption of the rights may be made effective at such time on such basis and with such conditions as AT&T Wireless’ board of directors, in its sole discretion, may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right that the holders of the rights will be eligible to receive will be the redemption price.

     The terms of the rights may be amended by AT&T Wireless’ board of directors without the consent of the holders of the rights; provided, however, that, AT&T Wireless’ board may not reduce the threshold at which a person or group becomes an acquiring person to below 10% of AT&T Wireless’ outstanding common stock, and from and after such time as any person or group of affiliated or associated persons becomes an acquiring person, no amendment may adversely affect the interests of the holders of the rights.

     Until a right is exercised, the holder of that right, as a holder, will have no additional rights as AT&T Wireless’ stockholder solely by virtue of holding that right, including, without limitation, the right to vote or to receive dividends.

     The number of outstanding rights and the number of one one-hundredths of AT&T Wireless’ junior preferred shares issuable upon exercise of each right also will be subject to adjustment in the event of a stock split of AT&T Wireless’ common stock or a stock dividend on AT&T Wireless’ common stock payable in AT&T Wireless’ common stock or subdivisions, consolidations or combinations of AT&T Wireless’ common stock occurring, in any case, before the distribution date.

     The purchase price payable, and the number of AT&T Wireless’ junior preferred shares or other securities or property issuable, upon exercise of the rights will be subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, AT&T Wireless’ junior preferred shares;

•	upon the grant to holders of AT&T Wireless’ junior preferred shares of some rights or warrants to subscribe for or purchase AT&T Wireless’ junior preferred shares at a price, or securities convertible into AT&T Wireless’ junior preferred shares with a conversion price, less than the then-current market price of AT&T Wireless’ junior preferred shares; or

•	upon the distribution to holders of AT&T Wireless’ junior preferred shares of evidences of indebtedness or assets excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in AT&T Wireless’ junior preferred shares or of subscription rights or warrants other than those referred to above.

     With some exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. No fractional junior preferred shares will be issued, other than fractions that are integral multiples of one one-hundredth of one of AT&T Wireless’ junior preferred shares, which may, at AT&T Wireless’ election, be evidenced by depositary receipts and instead, an adjustment in cash will be made based on the market price of AT&T Wireless’ junior preferred shares on the last trading day before the date of exercise.

     AT&T Wireless’ junior preferred shares purchasable upon exercise of the rights will not be redeemable. Each of AT&T Wireless’ junior preferred shares will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of AT&T Wireless’ common stock. In the event of liquidation, the holders of AT&T Wireless’ junior preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each of AT&T Wireless’ junior preferred shares will have 100 votes voting together with AT&T Wireless’ common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each one of AT&T Wireless’ junior preferred shares will be entitled to receive 100 times the amount received per one share of common stock. These rights are protected by customary anti-dilution provisions.

     Due to the nature of AT&T Wireless’ junior preferred shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in one of AT&T Wireless’ junior preferred shares purchasable upon exercise of each right should approximate the value of one share of common stock.

     The rights have anti-takeover effects. The rights will cause substantial dilution to a person or group of persons that attempts to acquire AT&T Wireless on terms not approved by its board of directors. The rights should not interfere with any merger or other business combination approved by AT&T Wireless’ board before the time that a person or group has acquired beneficial ownership of 15% percent or more of the common stock since the rights may be redeemed by AT&T Wireless at the redemption price until such time.

Delaware Business Combination Statute

     Section 203 of the Delaware General Corporation Law provides that, subject to some exceptions, an interested stockholder of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	before the date of the business combination, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding some shares; or

•	on or after that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Except as otherwise specified in Section 203, an interested stockholder is defined to include:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately before the date of determination; and

•	the affiliates and associates of the stockholder.

     Under some circumstances, Section 203 makes it more difficult for a person that would be an interested stockholder to effect various business combinations with a corporation for a three-year period. AT&T Wireless is not electing to be exempt from the restrictions imposed under Section 203. However AT&T Corp. and its affiliates are excluded from the definition of interested stockholder for purposes of Section 203. The provisions of Section 203 may encourage persons interested in acquiring AT&T Wireless to negotiate in advance with its board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction that results in any person becoming an interested stockholder. These provisions also may have the effect of preventing changes in AT&T Wireless’ management. It is possible that these provisions could make it more difficult to accomplish transactions which AT&T Wireless’ stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

     The transfer agent and registrar for AT&T Wireless’ common stock is Mellon Investor Services, LLC. Its address is P.O. Box 3434 South Hackensack, NJ 07606-3434, and its telephone number at this location is 866-367-6357.

DESCRIPTION OF DEBT SECURITIES

     The following briefly summarizes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture among AT&T Wireless Services and a trustee. The form of indenture, which includes the form of debt securities, has been filed with the Commission as an exhibit to the registration statement of which this prospectus is a part.

     The prospectus supplements will describe the particular terms and provisions of any series of debt securities. Therefore, you should rely on the information in the applicable prospectus supplement, in particular if the information in the prospectus supplement is different from the information provided below. Where any provision in any prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

General

     The indenture does not limit the aggregate principal amount of debt securities that may be issued under the indenture. AT&T Wireless may issue debt securities from time to time in one or more series. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be unsecured obligations of AT&T Wireless and will rank equally with AT&T Wireless’ other unsecured and unsubordinated indebtedness.

     You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities AT&T Wireless is offering by that prospectus supplement. The terms may include:

•	the title of the debt securities and the series in which the debt securities will be included;

•	the authorized denominations and aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities will mature or the method for determining those dates;

•	the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest, if there is any interest, and if such rate is variable, the manner of calculation of interest and the date from which interest will accrue or the method for determining such date or dates;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the dates on which the interest will be payable and the corresponding record dates;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at the option of AT&T Wireless Services;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the terms and conditions of any redemption of the debt securities and any redemption price;

•	the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities and any method by which that portion will be payable;

•	the person to whom any interest on any debt security shall be payable if other than the person in whose name the debt security is registered on the applicable record date;

•	any additional events of default or covenants applicable to the debt securities;

•	if applicable, provisions related to the issuance of debt securities in book-entry form; and

•	any other special terms pertaining to the debt securities.

     Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

     Unless otherwise specified in the applicable prospectus supplement, AT&T Wireless will issue the debt securities in fully registered form without coupons. If AT&T Wireless issues debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

     The debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to those debt securities.

Payment, Registration, Transfer and Exchange

     Subject to any applicable laws or regulations, AT&T Wireless will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement sets forth otherwise. At its option, however, AT&T Wireless may also make interest payments on the debt securities in registered form:

•	by checks mailed by the trustee to the holders of debt securities entitled to interest payments at their registered addresses,

•	by wire transfer to an account maintained by the person entitled to interest payments as specified in the debt register, or

•	upon request of a holder of $1,000,000 principal amount or more, interest will be paid by wire transfer as described above.

     Unless the applicable prospectus supplement indicates otherwise, AT&T Wireless will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest.

     Unless the applicable prospectus supplement sets forth otherwise, debt securities issued in registered form will be transferable or exchangeable at the agency AT&T Wireless may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange.

Book-Entry Procedures

     The applicable prospectus supplement for each series of debt securities will state whether those debt securities will be subject to the following provisions.

     Unless debt securities in physical form are issued, the debt securities will be represented by one or more fully registered global certificates, in denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (DTC), and registered in its name or in the name of Cede & Co., its nominee. No holder of debt securities initially issued as a global certificate will be entitled to receive a certificate in physical form, except as set forth below.

     DTC has advised that:

•	DTC is:

—	a limited purpose trust company organized under the laws of the State of New York;

—	a member of the Federal Reserve System;

—	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

—	a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act.

•	DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

•	DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations.

•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Holders that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the debt securities may do so only through DTC participants. In addition, holders of the debt securities will receive all distributions of principal and interest from the trustee through DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of debt securities among DTC participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the debt securities. Under the book-entry system, holders of debt securities may experience some delay in receipt of payments, since the trustee will forward such payments to Cede & Co., as nominee for DTC, and DTC, in turn, will forward the payments to the appropriate DTC participants.

     DTC participants will be responsible for distributions to holders of debt securities, which distributions will be made in accordance with customary industry practices. Although holders of debt securities will not have possession of the debt securities, the rules of DTC provide a mechanism by which those holders will receive payments and will be able to transfer their interests. Although the DTC participants are expected to convey the rights represented by their interests in any global security to the related holders, because DTC can only act on behalf of DTC participants, the ability of holders of debt securities to pledge the debt securities to persons or entities that are not DTC participants or to otherwise act with respect to the debt securities may be limited due to the lack of physical certificates for the debt securities.

     Neither AT&T Wireless Services nor the trustee under the indenture nor any agent of any of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the debt securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only “holder of debt securities,”

for purposes of the indenture, will be Cede & Co., as nominee of DTC, the trustee will not recognize holders of debt securities as “holders of debt securities,” and holders of debt securities will be permitted to exercise the rights of holders only indirectly through DTC and DTC participants. DTC has advised AT&T Wireless that it will take any action permitted to be taken by a holder of debt securities under the indentures only at the direction of one or more DTC participants to whose accounts with DTC the related debt securities are credited.

     All payments AT&T Wireless makes to the trustee will be in immediately available funds.

     Physical certificates will be issued to holders of a global security, or their nominees, if:

•	DTC advises the trustee in writing that DTC is no longer willing, able or eligible to discharge properly its responsibilities as depository and AT&T Wireless is unable to locate a qualified successor,

•	AT&T Wireless decides in its sole discretion to terminate the book-entry system through DTC, or

•	Upon the request of a holder, following an event of default.

     In such event, the trustee under the indenture will notify all holders of debt securities through DTC participants of the availability of such physical debt securities. Upon surrender by DTC of the definitive global note representing the debt securities and receipt of instructions for reregistration, the trustee will reissue the debt securities in physical form to holders or their nominees.

     Debt securities in physical form will be freely transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the indenture.

     No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Consolidation, Merger or Sale by AT&T Wireless Services

     The indenture provides that AT&T Wireless may merge or consolidate with or into any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any person, if:

•	in the case of a merger or consolidation, AT&T Wireless is the surviving corporation;

•	in the case of either a merger or consolidation where AT&T Wireless is not the surviving corporation, or a sale, conveyance or other disposition of all or substantially all of its assets to another person:

—	the resulting, successor or acquiring person is a corporation organized and existing under the laws of the United States or any state thereof; and

—	that corporation expressly assumes by supplemental indenture all of AT&T Wireless’ obligations under the debt securities, any related coupons and the indentures;

•	immediately after giving effect to the merger or consolidation, or the sale, conveyance, transfer, lease or other disposition, no default or event of default under the indenture will have occurred and be continuing; and

•	certain other conditions are met.

     If a successor corporation assumes AT&T Wireless’ obligations, then that successor corporation will succeed to and be substituted for AT&T Wireless under the indenture and under the debt securities and any related coupons, and all of AT&T Wireless’ obligations will terminate.

Certain Covenants

     AT&T Wireless has agreed to some restrictions on its activities for the benefit of holders of the debt securities. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the debt securities are outstanding. AT&T Wireless has provided a list of certain definitions at the end of this section to define the capitalized words used in describing the covenants.

     Limitation on Secured Indebtedness. AT&T Wireless has agreed that it will not, and it will not permit any of its Restricted Subsidiaries to, create, assume, incur or guarantee any Secured Indebtedness unless it secures the debt securities equally and ratably with (or prior to) such Secured Indebtedness. However, AT&T Wireless may incur Secured Indebtedness without securing the debt securities if, immediately after incurring the Secured Indebtedness, the aggregate amount of all Secured Indebtedness and the aggregate amount of Attributable Debt then outstanding pursuant to Sale and Leaseback Transactions would not exceed 15% of Consolidated Net Tangible Assets. The aggregate amount of all Secured Indebtedness in the preceding sentence excludes Secured Indebtedness which is secured equally and ratably with the debt securities and Secured Indebtedness that is being repaid concurrently.

     Limitation on Sale and Leaseback Transactions. AT&T Wireless has agreed that it will not, and it will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction, unless either:

•	immediately thereafter, the sum of

•	the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into by AT&T Wireless or a Restricted Subsidiary after April 26, 2000 (or, in the case of a Restricted Subsidiary, the date on which it became a Restricted Subsidiary, if later than April 26, 2000) and

•	the aggregate amount of all Secured Indebtedness, excluding Secured Indebtedness which is secured to the same extent as the debt securities does not exceed 15% of Consolidated Net Tangible Assets, or

•	an amount equal to the greater of

•	the net proceeds to AT&T Wireless or a Restricted Subsidiary from such sale and

•	the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction, is used within 180 days to retire long-term debt of AT&T Wireless Services or a Restricted Subsidiary. However, debt which is subordinate to the debt securities or which is owed to AT&T Wireless Services or a Restricted Subsidiary may not be retired.

Events of Default, Notice and Certain Rights on Default

     Events of default under the indenture for a series of debt securities are defined as:

•	default for 90 days in payment of any interest on any debt security of that series or any related coupon or any additional amount payable for the debt securities of that series as specified in the applicable prospectus supplement when due;

•	default in payment of principal or premium, if any, on redemption or otherwise, or in the making of a mandatory sinking fund payment of any debt securities of that series when due;

•	default for 60 days after notice to AT&T Wireless by the trustee, or to AT&T Wireless and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of that series, in the performance of any other agreement applicable to the debt securities of that series, in the indenture or in any supplemental indenture under which the debt securities of that series may have been issued; and

•	certain events of bankruptcy, insolvency or reorganization.

     If an event of default specified in the indenture for the debt securities of any series occurs and is continuing, either the trustee for that series or the holders of 25% or more in aggregate principal amount of the outstanding debt securities of that series, by written notice to AT&T Wireless, may:

•	declare the principal of all the debt securities of that series to be due and payable, or

•	in the case of original issue discount debt securities or indexed debt securities, declare the portion of the principal amount specified in the applicable prospectus supplement to be due and payable.

     If the holders of debt securities of a series give notice of the declaration of acceleration to AT&T Wireless, then they are also required to give notice to the trustee for that series.

     The trustee for any series of debt securities is required to give notice to the holders of the debt securities of that series of all uncured defaults within 90 days after the occurrence of a default known to it on debt securities of that series. However, that notice will not be given until 60 days after the occurrence of a default on debt securities of that series involving a failure to perform a covenant other than the obligation to pay principal, premium, if any, or interest, if any, or make a mandatory sinking fund payment. In addition, the trustee may withhold that notice if and so long as a committee of its responsible officers in good faith determines that withholding that notice is in the interest of the holders of the debt securities of that series, except in the case of a default in payment on the debt securities of that series. Default means any event that is, or, after notice or passage of time or both, would be, an event of default.

     The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless those holders have offered the trustee reasonable indemnity. Subject to those trustee indemnification provisions, the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected (with each series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or power conferred on the trustee.

     AT&T Wireless will file annually with the trustee a certificate as to its compliance with all conditions and covenants of the indenture.

     The holders of at least a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences, and may rescind and annul a declaration of acceleration with respect to that series. However, a default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not be waived.

Modification of the Indentures

     AT&T Wireless, as well as the trustee for a series of debt securities, may enter into one or more supplemental indentures, without the consent of the holders of any of the debt securities, in order to:

•	evidence the succession of another corporation to AT&T Wireless Services and the assumption of all of its obligations under the debt securities, any related coupons and its covenants by a successor;

•	add to AT&T Wireless’ covenants or surrender any of its rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure the debt securities;

•	establish the form or terms of debt securities not yet issued;

•	evidence and provide for successor trustees;

•	permit payment in respect of debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

•	correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect.

     In addition, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the supplemental indenture, AT&T Wireless Services and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. However, no such supplemental indenture may, without the consent of the holder of each debt security that is affected:

•	change the time for payment of principal or interest on any debt security;

•	reduce the principal of, or any installment of principal of, or interest on, any debt security;

•	reduce the amount of premium, if any, payable upon the redemption of any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

•	impair the right to institute suit for the enforcement of any payment on or for any debt security;

•	reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	change AT&T Wireless’ obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

•	modify the provisions relating to waiver of some defaults or any of the foregoing provisions; or

•	change the currency of payment.

     Any supplemental indenture will be filed with the Commission as an exhibit to:

•	a post-effective amendment to the registration statement of which this prospectus is a part;

•	an annual report on Form 10-K;

•	a quarterly report on Form 10-Q; or

•	a current report on Form 8-K.

Defeasance and Covenant Defeasance

     When we use the term defeasance, we mean discharge from some or all of AT&T Wireless’ obligations under the indenture. If AT&T Wireless deposits with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated or a redemption date of the debt securities of a particular series, then at its option:

•	AT&T Wireless will be discharged from its obligations for the debt securities of that series, which is referred to as “defeasance,” or

•	AT&T Wireless will no longer be under any obligation to comply with certain covenants under the indenture, and some events of default will no longer apply to AT&T Wireless, which is referred to as “covenant defeasance.”

     If a defeasance occurs, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Those holders may look only to the deposited funds or obligations for payment.

     Unless otherwise specified in the applicable prospectus supplement and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

•	it must not result in a breach or violation of, or constitute a default or event of default under, the indenture, or result in a breach or violation of, or constitute a default under, any other of AT&T Wireless’ material agreements or instruments;

•	certain bankruptcy-related defaults or events of default with respect to AT&T Wireless must not be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

•	AT&T Wireless must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities:

—	will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and

—	will be subject to federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if the covenant defeasance had not occurred;

•	AT&T Wireless must deliver to the trustee an officer’s certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

•	AT&T Wireless must comply with any other conditions to the defeasance or covenant defeasance that the indenture may impose on AT&T Wireless.

     The indenture requires that a nationally recognized firm of independent public accountants deliver to the trustee a written certification as to the sufficiency of the trust funds deposited for the defeasance or covenant defeasance of the debt securities.

     If indicated in the prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable. In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, AT&T Wireless will have no further obligation, and the holders of the debt securities will have no additional recourse against AT&T Wireless, for any decrease in value or default.

     AT&T Wireless may exercise its defeasance option for the debt securities even if AT&T Wireless has already exercised its covenant defeasance option. If AT&T Wireless exercises its defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If AT&T Wireless exercises its covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. However, if acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

Certain Definitions

     “Attributable Debt” means, as of the date of its determination, the present value (discounted semiannually at an interest rate implicit in the terms of the lease) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rates (such as those based on sales), provided, however, that in the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, Attributable Debt shall mean the lesser of the present value of (i) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and (ii) the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

     “Consolidated Net Tangible Assets” means the total assets of AT&T Wireless and its Subsidiaries, less current liabilities and certain intangible assets (other than product development costs).

     “Restricted Subsidiary” means any Subsidiary of AT&T Wireless Services which has substantially all its property in the United States and in which the investment of AT&T Wireless Services and all its Subsidiaries exceeds .25% of Consolidated Net Tangible Assets as of the date of such determination, other than certain financing Subsidiaries. In addition, AT&T Wireless’ board of directors may designate any other Subsidiary as a Restricted Subsidiary.

     “Sale and Leaseback Transaction” means any arrangement with any person providing for the leasing by AT&T Wireless or any Restricted Subsidiary of any property (whether such property is now owned or hereafter acquired) located within the United States and having an acquisition cost plus capitalized improvements of 0.25% of Consolidated Net Tangible Assets that has been or is to be sold or transferred by AT&T Wireless or such Restricted Subsidiary to such person, other than (i) temporary leases for a term, including renewals at the option of the lessee, of not more than three years; (ii) leases between AT&T Wireless and a

Restricted Subsidiary or between Restricted Subsidiaries; and (iii) leases executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of such property.

     “Secured Indebtedness” means:

•	indebtedness of AT&T Wireless or any Restricted Subsidiary secured by any lien upon any property located within the United States and having an acquisition cost plus capitalized improvements of .25% of Consolidated Net Tangible Assets or the stock or indebtedness of a Restricted Subsidiary or

•	any conditional sale or other title retention agreement covering any property located within the United States and having an acquisition cost plus capitalized improvements of .25% of Consolidated Net Tangible Assets or the stock or indebtedness of a Restricted Subsidiary, but “Secured Indebtedness” does not include guarantees by AT&T Wireless of Secured Indebtedness and Attributable Debt of any Restricted Subsidiary, guarantees by a Restricted Subsidiary of Secured Indebtedness and Attributable Debt of AT&T Wireless and any Restricted Subsidiary, or any indebtedness secured by any lien or any conditional sale or other title retention agreement:

•	outstanding on April 26, 2000,

•	incurred or entered into after April 26, 2000 to finance the acquisition, improvement or construction of such property and either secured by purchase money mortgages or liens placed on such property within 180 days of acquisition, improvement or construction,

•	on property located within the United States and having an acquisition cost plus capitalized improvements of .25% of Consolidated Net Tangible Assets or the stock or indebtedness of Restricted Subsidiaries and existing at the time of acquisition of the property, stock or indebtedness,

•	owing to AT&T Wireless or any other Restricted Subsidiary,

•	existing at the time a corporation becomes a Restricted Subsidiary,

•	arising from any Sale and Leaseback transaction,

•	incurred to finance the acquisition or construction of property in favor of any country or any of its political subdivisions, and

•	replacing, extending or renewing any such indebtedness (to the extent such indebtedness is not increased).

     “Subsidiary” means any corporation of which AT&T Wireless at the time owns or controls, directly or indirectly, more than 50% of the shares of outstanding stock having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

     The following briefly summarizes certain general terms and provisions of the convertible debt securities. The convertible debt securities offered pursuant to this prospectus will be unsecured obligations and will be either senior unsubordinated debt or subordinated debt. Convertible senior debt will be issued under a convertible senior debt indenture. Convertible subordinated debt will be issued under a convertible subordinated debt indenture. The form of convertible debt indenture, which includes the form of convertible debt securities, has been filed with the Commission as an exhibit to the registration statement of which this prospectus is a part.

     Where we make no distinction between convertible senior unsubordinated debt securities and convertible subordinated debt securities or between the convertible senior debt indenture and the convertible subordinated debt indenture, those summaries refer to any debt securities and either indenture. The prospectus supplements will describe the particular terms and provisions of any series of convertible debt securities. Therefore, you should rely on the information in the applicable prospectus supplement, especially when the information in the prospectus supplement is different from the information provided below. The provision of the prospectus supplement will control to the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary.

     Because the following description is a summary, it does not describe every aspect of the convertible debt securities, and is qualified in its entirety by the detailed information appearing in the relevant prospectus supplements.

General

     The indenture does not limit the aggregate principal amount of convertible debt securities that may be issued under the indenture. AT&T Wireless may issue convertible debt securities from time to time in one or more series under the indenture. The convertible senior debt securities will be unsecured and unsubordinated obligations of AT&T Wireless and will rank equally with its other unsecured and unsubordinated indebtedness. The convertible subordinated debt securities will be unsecured obligations of AT&T Wireless and, as set forth below under “Convertible Subordinated Debt Securities,” will be subordinated in right of payment to all of AT&T Wireless’ senior indebtedness.

     The prospectus supplements will provide a description of the specific series of convertible debt securities AT&T Wireless is offering by that prospectus supplement. The terms may include:

•	the specific designation of the convertible debt securities, including whether they are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the convertible debt securities;

•	the maturity date or dates of the principal of the convertible debt securities or the method of determining the maturity date or dates;

•	the rate or rates, which may be fixed or variable, at which the convertible debt securities will bear interest, if there is any interest, or the method of calculating the interest rate or rates;

•	the date or dates that interest will accrue or the method of determining that date or dates;

•	the date or dates that interest will be payable and the record date or dates for the interest payment date or dates;

•	the place or places where principal of or premium, if there is a premium, and interest on the convertible debt securities will be payable;

•	if AT&T Wireless may redeem, at its option, the convertible debt securities in whole or in part,

—	the period or periods for the redemption,

—	the price or prices for the redemption, and

—	the terms and conditions for the redemption;

•	if AT&T Wireless is obligated to redeem or purchase the convertible debt securities in whole or in part, pursuant to any sinking fund or similar provisions, upon the happening of specified events or at the option of a holder of the convertible debt securities,

—	the period or periods for the redemption,

—	the price or prices for the redemption, and

—	the terms and conditions for the redemption;

•	the denominations of the convertible debt securities that AT&T Wireless is authorized to issue;

•	the terms and conditions upon which conversion will be effected, including:

—	the conversion price,

—	the conversion period, and

—	other conversion provisions;

•	if other than the principal amount, the portion of the principal amount of the convertible debt securities that will be payable upon declaration of the acceleration of the maturity, or the method by which that portion will be determined;

•	the person to whom any interest on any convertible debt security will be payable, if other than the person in whose name that convertible debt security is registered on the applicable record date;

•	any addition to, or modification or deletion of, any event of default or any covenant of AT&T Wireless specified in the applicable indenture;

•	the application of the means of covenant defeasance specified for the convertible debt securities;

•	whether the convertible debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to, or modification or deletion of, any provision of the indenture related to the subordination of the convertible debt securities; and

•	any other special terms of the convertible debt securities.

     Unless the applicable prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.

     Unless the applicable prospectus supplement specifies otherwise, AT&T Wireless will issue the convertible debt securities in fully registered form without coupons. If AT&T Wireless issue convertible debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those convertible debt securities and to payment on and transfer and exchange of those convertible debt securities. Convertible debt securities issued in bearer form will be transferable by delivery.

     The convertible debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to those convertible debt securities.

Payment, Registration, Transfer and Exchange

     Subject to any applicable laws or regulations, AT&T Wireless will make payments on the convertible debt securities at a designated office or agency, unless the applicable prospectus supplement sets forth otherwise. At its option, however, AT&T Wireless may make interest payments on the convertible debt securities in registered form:

•	by checks mailed by the applicable trustee to the holders of convertible debt securities entitled to interest payments at their registered addresses,

•	by wire transfer to an account maintained by the person entitled to interest payments as specified in the debt register, or

•	upon request of a holder of $1,000,000 principal amount or more, interest will be paid by wire transfer as described above.

     Unless the applicable prospectus supplement indicates otherwise, AT&T Wireless will pay any installment of interest on convertible debt securities in registered form to the person in whose name the convertible debt security is registered at the close of business on the regular record date for that installment of interest.

     Unless the applicable prospectus supplement sets forth otherwise, convertible debt securities issued in registered form will be transferable or exchangeable at the agency AT&T Wireless may designate from time to time. Convertible debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange.

Conversion Rights

     An applicable prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into common stock. Those terms will address whether conversion is mandatory, at the option of the holder or at AT&T Wireless’ option. The terms may also provide that the number of shares of AT&T Wireless’ common stock to be received by the holders of the convertible debt securities will be calculated according to the market price of AT&T Wireless’ common stock as of a time stated in the prospectus supplement.

Convertible Subordinated Debt Securities

     For any convertible subordinated debt securities, the following provisions will apply.

     Before AT&T Wireless pays the principal of, and premium and interest on, the convertible subordinated debt securities, AT&T Wireless must be current and not in default on payment in full of all of its senior indebtedness. Senior indebtedness includes all of AT&T Wireless’ indebtedness unless the indebtedness, by its terms, is subordinate in right of payment to or equal with the convertible subordinated debt securities. Indebtedness means the principal of, premium, if any, and any accrued and unpaid interest (including post-petition interest, whether or not allowable as a claim in bankruptcy) on:

•	indebtedness for money borrowed;

•	indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness;

•	obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; and

•	obligations under capitalized leases and equipment leases.

     Indebtedness does not include amounts owed to trade creditors in the ordinary course of business.

     AT&T Wireless may not pay the principal of, premium, if any, or interest on the convertible subordinated debt securities if:

•	any of AT&T Wireless’ senior indebtedness is not paid when due (following the expiration of any applicable grace period); or

•	any other default on AT&T Wireless’ senior indebtedness occurs and the maturity of any senior indebtedness is accelerated in accordance with its terms;

unless, in either case:

•	the failure to pay or the acceleration relates to senior indebtedness in an aggregate amount equal to or less than $50 million;

•	the default has been cured or waived or has ceased to exist;

•	the acceleration has been rescinded; or

•	the senior indebtedness has been paid in full.

     A failure to make any payment on the convertible subordinated debt securities as a result of the foregoing provisions will not limit the right of the holders of the convertible subordinated debt securities to accelerate the maturity as a result of the payment default.

     If any distribution of AT&T Wireless’ assets is made upon any dissolution, total or partial liquidation or reorganization of or similar proceeding relating to AT&T Wireless Services, the holders of senior indebtedness will be entitled to receive payment in full before the holders of the convertible subordinated debt securities are entitled to receive any payment. Because of this subordination, in the event of insolvency, AT&T Wireless’ creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the convertible subordinated debt securities.

Book-Entry Procedures

     The applicable prospectus supplement for each series of convertible debt securities will state whether those convertible debt securities will be subject to the following provisions.

     Unless convertible debt securities in physical form are issued, the convertible debt securities will be represented by one or more fully registered global certificates, in denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede & Co., its nominee. No holder of convertible debt securities initially issued as a global certificate will be entitled to receive a certificate in physical form, except as set forth below.

     DTC has advised AT&T Wireless that:

•	DTC is:

—	a limited purpose trust company organized under the laws of the State of New York,

—	a member of the Federal Reserve System,

—	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

—	a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act.

•	DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

•	DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations.

•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Holders that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the convertible debt securities may do so only through DTC participants. In addition, holders of the convertible debt securities will receive all distributions of principal and interest from the trustee through DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of convertible debt securities among DTC participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the convertible debt securities. Under the book-entry system, holders of convertible debt securities may experience some delay in receipt of payments, since the trustee will forward such payments to Cede & Co., as nominee for DTC, and DTC, in turn, will forward the payments to the appropriate DTC participants.

     DTC participants will be responsible for distributions to holders of convertible debt securities, which distributions will be made in accordance with customary industry practices. Although holders of convertible debt securities will not have possession of the convertible debt securities, DTC rules provide a mechanism by which those holders will receive payments and be able to transfer their interests. DTC participants are expected to convey the rights represented by their interests in any global security to the related holders, but DTC can act only on behalf of DTC participants. Consequently, the ability of holders of convertible debt securities to pledge the convertible debt securities to persons or entities that are not DTC participants or to otherwise act with respect to the convertible debt securities may be limited due to the lack of physical certificates for the convertible debt securities.

     Neither AT&T Wireless Services nor the trustees under the indenture nor any respective agent will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the convertible debt securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only “holder of convertible debt securities,” for purposes of the indenture, will be Cede & Co., as nominee of DTC, the trustee will not recognize holders of convertible debt securities as “holders of convertible debt securities,” and holders of convertible debt securities will be permitted to exercise the rights of holders only indirectly through DTC and DTC participants. DTC has advised AT&T Wireless that it will take any action permitted to be taken by a holder of convertible debt securities under the indenture only at the direction of one or more DTC participants to whose accounts with DTC the related convertible debt securities are credited.

     All payments AT&T Wireless makes to the trustees will be in immediately available funds.

     AT&T Wireless will issue physical certificates to holders of beneficial interests in a global certificate, or their nominees, if:

•	DTC advises the trustee in writing that it is no longer willing, able or eligible to discharge properly its responsibilities as depository and AT&T Wireless is unable to locate a qualified successor,

•	AT&T Wireless decides in its sole discretion to terminate the book-entry system through DTC, or

•	Upon the request of a holder, following an event of default.

     In such event, the trustee under the applicable indenture will notify all holders of convertible debt securities through DTC participants of the availability of such physical convertible debt securities. Upon surrender by DTC of the definitive global note representing the convertible debt securities and receipt of instructions for reregistration, the trustee will reissue the convertible debt securities in physical form to holders or their nominees.

     Convertible debt securities in physical form will be freely transferable and exchangeable at the office of the applicable trustee upon compliance with the requirements set forth in the applicable indenture.

     No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Consolidation, Merger or Sale by AT&T Wireless Services

     The indenture provides that AT&T Wireless may merge or consolidate with or into any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any person, if:

•	in the case of a merger or consolidation, AT&T Wireless is the surviving corporation;

•	in the case of either a merger or consolidation where AT&T Wireless is not the surviving corporation, or a sale, conveyance or other disposition of all or substantially all of its assets to another person:

—	the resulting successor or acquiring person is a corporation organized and existing under the laws of the United States or any state thereof; and

—	that corporation expressly assumes by supplemental indenture all AT&T Wireless’ obligations under the convertible debt securities, any related coupons and the indentures;

•	immediately after giving effect to the merger or consolidation, or the sale, conveyance, transfer, lease or other disposition, no default or event of default under the indenture will have occurred and be continuing; and

•	certain other conditions are met.

     If a successor corporation assumes AT&T Wireless’ obligations, then that successor corporation will succeed to and be substituted for AT&T Wireless under the indentures and under the convertible debt securities and any related coupons, and all AT&T Wireless’ obligations will terminate.

Events of Default, Notice and Certain Rights on Default

     Events of default under the indenture for a series of convertible debt securities are defined as:

•	default for 90 days in payment of any interest on any convertible debt security of that series or any related coupon or any additional amount payable for the convertible debt securities of that series as specified in the applicable prospectus supplement when due;

•	default in payment of principal or premium, if any, on redemption or otherwise, or in the making of a mandatory sinking fund payment of any convertible debt securities of that series when due;

•	default for 60 days after notice to AT&T Wireless by the trustee, or to AT&T Wireless and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding convertible debt securities of that series, in the performance of any other agreement applicable to the convertible debt securities of that series, in the indenture or in any supplemental indenture under which the convertible debt securities of that series may have been issued; and

•	certain events of bankruptcy, insolvency or reorganization.

     If an event of default specified in the indenture for the convertible debt securities of any series occurs and is continuing, either the trustee for that series or the holders of 25% or more in aggregate principal amount of the outstanding convertible debt securities of that series, by written notice to AT&T Wireless, may:

•	declare the principal of all the convertible debt securities of that series to be due and payable, or

•	in the case of original issue discount convertible debt securities or indexed convertible debt securities, declare the portion of the principal amount specified in the applicable prospectus supplement to be due and payable.

     If the holders of convertible debt securities of a series give notice of the declaration of acceleration to AT&T Wireless, then they are also required to give notice to the trustee for that series.

     The trustee for any series of convertible debt securities is required to give notice to the holders of the convertible debt securities of that series of all uncured defaults within 90 days after the occurrence of a default known to it on convertible debt securities of that series. However, that notice will not be given until 60 days after the occurrence of a default on convertible debt securities of that series involving a failure to perform a covenant other than the obligation to pay principal, premium, if any, or interest, if any, or make a mandatory sinking fund payment. In addition, the trustee may withhold that notice if and so long as a committee of its responsible officers in good faith determines that withholding that notice is in the interest of the holders of the convertible debt securities of that series, except in the case of a default in payment on the convertible debt securities of that series. Default means any event that is, or, after notice or passage of time or both, would be, an event of default.

     The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of convertible debt securities, unless those holders have offered the trustee reasonable indemnity. Subject to those trustee indemnification provisions, the holders of not less than a majority in aggregate principal amount of the convertible debt securities of each series affected (with each series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or power conferred on the trustee.

     AT&T Wireless will file annually with the trustees a certificate as to its compliance with all conditions and covenants of the indenture.

     The holders of at least a majority in aggregate principal amount of any series of convertible debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all convertible debt securities of that series, any past default or event of default with respect to that series and its consequences, and may rescind and annul a declaration of acceleration with respect to that series. However, a default or event of default in the payment of the principal of, or premium or interest on, any convertible debt security and certain other defaults may not be waived.

Modification of the Indentures

     AT&T Wireless, as well as the trustee for a series of convertible debt securities, may enter into one or more supplemental indentures, without the consent of the holders of any of the convertible debt securities, in order to:

•	evidence the succession of another corporation to AT&T Wireless Services and the assumption of all of its obligations under the debt securities, any related coupons and its covenants by a successor;

•	add to AT&T Wireless’ covenants or surrender any of its rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting convertible debt securities not yet issued;

•	secure the convertible debt securities;

•	establish the form or terms of convertible debt securities not yet issued;

•	evidence and provide for successor trustees;

•	if allowed without penalty under applicable laws and regulations, permit payment in respect of convertible debt securities in bearer form in the United States; or

•	correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of convertible debt securities of any series issued under the indenture in any material respect.

     In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding convertible debt securities of each series affected by the supplemental indenture, AT&T Wireless Services and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of convertible debt securities of that series. However, no supplemental indenture may, without the consent of the holder of each convertible debt security that is affected:

•	change the time for payment of principal or interest on any convertible debt security;

•	reduce the principal of, or any installment of principal of, or interest on any convertible debt security;

•	reduce the amount of premium, if any, payable upon the redemption of any convertible debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount convertible debt security;

•	impair the right to institute suit for the enforcement of any payment on or for any convertible debt security;

•	modify the conversion rights or provisions with respect to subordination in a manner adverse to the holders;

•	reduce the percentage in principal amount of the outstanding convertible debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	change AT&T Wireless’ obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

•	modify the provisions relating to waiver of some defaults or any of the foregoing provisions; or

•	change the currency of payment.

     Any supplemental indenture will be filed with the Commission as an exhibit to:

•	a post-effective amendment to the registration statement of which this prospectus is a part;

•	an annual report on Form 10-K;

•	a quarterly report on Form 10-Q; or

•	a current report on Form 8-K.

Covenant Defeasance

     If the applicable prospectus supplement so indicates, AT&T Wireless may elect to be released from its obligations for certain covenants applicable to the convertible debt securities of any series upon deposit with the related trustee of an amount sufficient to discharge the indebtedness evidenced by the convertible debt securities of that series. The deposit must consist of either money or obligations of the United States or any agency or instrumentality of the United States the payment of which is backed by the full faith and credit of the United States, which, through the payment of principal and interest on those obligations and complying with their terms, will provide funds in an aggregate amount sufficient to pay when due, including as a consequence of redemption in respect of which notice is given on or prior to the date of irrevocable deposit, the principal of, premium, if any, and interest on all convertible debt securities of the series.

     When a covenant defeasance occurs, AT&T Wireless will:

•	be released only from its obligations to comply with certain covenants contained in the indenture relating to the convertible debt securities,

•	continue to be obligated in all other respects under those convertible debt securities, and

•	continue to be contingently liable for the payment of principal, premium and interest for those convertible debt securities.

     Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to covenant defeasance are as follows:

•	the covenant defeasance must not result in a breach or violation of, or constitute a default or event of default under, the applicable indenture or any other of AT&T Wireless’ material agreements or instruments;

•	certain bankruptcy-related defaults or events of default with respect to AT&T Wireless must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to defease the convertible debt securities and ending on the 91st day after that date;

•	AT&T Wireless must deliver to the trustee an opinion of counsel to the effect that the holders of the convertible debt securities:

—	will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and

—	will be subject to federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if the covenant defeasance had not occurred;

•	AT&T Wireless must deliver to the trustee an officer’s certificate and an opinion of counsel addressing compliance with the conditions precedent to covenant defeasance; and

•	AT&T Wireless must comply with any additional conditions to the covenant defeasance that may be imposed on AT&T Wireless pursuant to the applicable indenture.

     The indenture requires that a nationally recognized firm of independent public accountants deliver to the trustee a written certification as to the sufficiency of the trust funds deposited for covenant defeasance of the convertible debt securities. Holders of the convertible debt securities do not have recourse against that firm under the indenture.

     If AT&T Wireless exercises its covenant defeasance option, payment of the convertible debt securities may not be accelerated because of a default or an event of default for the covenants to which the covenant defeasance is applicable. However, if acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the convertible debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

     The applicable prospectus supplement may further describe the provisions, if any, applicable to covenant defeasance for convertible debt securities of a particular series.

DESCRIPTION OF THE WARRANTS TO PURCHASE
COMMON OR PREFERRED STOCK

     The following summarizes the terms of common stock warrants and preferred stock warrants AT&T Wireless may issue. This description is subject to the detailed provisions of a stock warrant agreement that AT&T Wireless will enter into between it and a stock warrant agent AT&T Wireless selects at the time of issue.

General

     AT&T Wireless may issue stock warrants evidenced by stock warrant certificates under the stock warrant agreement independently or together with any securities AT&T Wireless offers by any prospectus supplement. If AT&T Wireless offers stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

•	the offering price, if any;

•	if applicable, the designation and terms of the preferred stock purchasable upon exercise of the preferred stock warrants;

•	the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the stock warrants begins and expires;

•	U.S. federal income tax consequences;

•	call provisions, if any;

•	the currencies in which the offering price and exercise price are payable; and

•	if applicable, the antidilution provisions of the stock warrants.

     The shares of common stock or preferred stock AT&T Wireless issues upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Stock Warrants

     You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or a check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

     Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders of AT&T Wireless.

DESCRIPTION OF THE STOCK PURCHASE UNITS AND STOCK PURCHASE CONTRACTS

     The following summarizes the general terms of stock purchase units and stock purchase contracts AT&T Wireless may issue. The particular terms of any stock purchase units or stock purchase contracts AT&T Wireless offers will be described in the prospectus supplement. This description is subject to the stock purchase contracts, and any collateral arrangements and depositary arrangements, relating to the stock purchase contracts or stock purchase units. AT&T Wireless may issue stock purchase contracts, including contracts obligating holders to purchase from AT&T Wireless, and obliging AT&T Wireless to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. AT&T Wireless may fix the consideration per share of common stock, preferred stock or depositary shares at the time AT&T Wireless issues the stock purchase contracts, or the consideration may be determined by referring to a specific formula stated in the stock purchase contracts.

     AT&T Wireless may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities, preferred securities, debt obligations of third parties, including U.S. Treasury securities, or trust preferred securities which secure the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require AT&T Wireless to make periodic payments to the holders of the stock purchase units or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

     If AT&T Wireless issues any stock purchase contracts or stock purchase units, it will file the form of stock purchase contract and equity unit as exhibits to the registration statement and you should read these documents for provisions that may be important to you.

DESCRIPTION OF THE DEPOSITARY SHARES

General

     AT&T Wireless may, at its option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If AT&T Wireless exercises that option, AT&T Wireless will provide for a depositary to issue receipts for depositary shares, each of which will represent a fractional interest in a share of preferred stock.

     The shares of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between AT&T Wireless and a bank or trust company depositary that has its principal office in the United States. The prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock, to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights. Depositary receipts will be issued for depositary shares.

     The depositary may issue temporary depositary receipts substantially identical to, and entitling the holders to all the rights pertaining to, the definitive depositary receipts. Definitive depositary receipts will then be prepared thereafter and temporary depositary receipts may be exchanged for definitive depositary receipts at its expense.

     Upon surrender of depositary receipts and payment of the charges provided in the deposit agreement, the depositary will deliver the whole shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

     The depositary will distribute all cash dividends or other cash distributions on the preferred stock, rounded to the nearest cent, to the record holders of depositary shares in proportion to the numbers of such depositary shares owned by them on the relevant record date. Fractions of one cent not so distributed will be added to the next sum received by the depositary for distribution to record holders of depositary shares.

     In the event of a non-cash distribution, the depositary will, if feasible, distribute property received by it to the record holders of depositary shares entitled to them. If the distribution is not feasible, the depositary may sell the property and distribute the net proceeds to such holders.

Redemption of Depositary Shares

     If AT&T Wireless redeems the preferred stock underlying the depositary shares, the depositary will redeem the depositary shares from the proceeds of the redemption of the preferred stock held by the depositary. The depositary will mail notice of redemption not less than 30 or more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the preferred stock. Whenever AT&T Wireless redeems shares of preferred stock held by the depositary, the depositary will redeem the corresponding depositary shares as of the same redemption date. If less than all the depositary shares are to be redeemed, the depositary will select by lot or pro rata which depositary shares will be redeemed.

     After the redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. All rights of the holders of the depositary shares will cease, except the right to receive the money or other property to which the holders are entitled upon redemption upon surrender of the depositary receipts for their depositary shares.

Voting of the Preferred Stock

     The depositary will mail to the holders of depositary shares the information contained in any notice of meeting at which the holders of preferred stock are entitled to vote. Each record holder of depositary shares on the record date for the preferred stock may instruct the depositary to exercise its voting rights with respect to the depositary shares. The depositary will attempt to vote the number of shares of preferred stock underlying such depositary shares in accordance with these instructions. AT&T Wireless will agree to take any action required to enable the depositary to vote the depositary shares. The depositary will abstain from voting shares of preferred stock to the extent it does not receive instructions from the holders of depositary shares relating to that preferred stock.

Amendment and Termination of the Deposit Agreement

     AT&T Wireless and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, neither AT&T Wireless nor the depositary can make any amendment that would materially and adversely alter the rights of the existing holders of depositary shares without approval by the record holders of at least a majority of the outstanding depositary shares. AT&T Wireless or the depositary may terminate a deposit agreement only if (1) all outstanding depositary shares relating thereto have been redeemed or (2) there has been a final distribution to the holders of preferred stock in a liquidation, dissolution or winding up of AT&T Wireless and to the holders of the related depositary shares.

Charges of the Depositary

     AT&T Wireless will pay all transfer and other taxes and governmental charges arising solely from the depositary arrangements. AT&T Wireless will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges listed in the deposit agreement as holders’ charges.

Miscellaneous

     The depositary will forward to the holders of depositary shares all reports and communications that AT&T Wireless is required to furnish to the holders of the preferred stock.

     Neither the depositary nor AT&T Wireless will be liable if the law or any circumstance beyond its control prevents it from performing its obligations under the deposit agreement. AT&T Wireless and the depositary are required only to perform their duties in good faith. They will not be obligated to prosecute or defend any legal proceeding regarding any depositary shares or preferred stock unless the holders of those securities provide them with satisfactory indemnity. They may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

     The depositary may resign at any time by delivering notice to AT&T Wireless, and AT&T Wireless may at any time remove the depositary. Any such resignation or removal will take effect when a successor depositary is established.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

General

     Each trust may issue, on one or more occasion, trust preferred securities having terms described in the prospectus supplement relating thereto. The amended and restated trust agreement of each trust will authorize the establishment of no more than one series of trust preferred securities, having such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such rights or restrictions as shall be set forth therein or otherwise established by the trustees pursuant thereto.

     You should read the prospectus supplement relating to the trust preferred securities for specific terms, including:

•	the distinctive designation and the number of trust preferred securities to be offered, which will represent undivided beneficial interests in the assets of the trust;

•	the annual distribution rate and the dates or date upon which such distributions will be paid, provided, however, distributions on the trust preferred securities will be paid quarterly in arrears to holders of trust preferred securities as of a record date on which the trust preferred securities are outstanding;

•	whether distributions on trust preferred securities would be deferred during any deferral of interest payments on the debt securities, provided, however, that no such deferral, including extensions, if any, may exceed 20 consecutive quarters nor extend beyond the stated maturity date of the trust debt securities, and at the end of any such deferrals, AT&T Wireless will make all interest payments then accrued or deferred and unpaid (including any compounded interest);

•	the amount of any liquidation preference;

•	the obligation, if any, of the trust to redeem trust preferred securities as a result of the exercise by AT&T Wireless of an option on the corresponding debt securities and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities will be purchased or redeemed, in whole or in part, under such obligation;

•	the period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments, upon which the trust preferred securities shall be convertible or exchangeable at the option of the holder of the trust preferred securities of other property or cash;

•	the voting rights, if any, of the trust preferred securities in addition to those required by law and in the amended and restated trust agreement, or set forth under an AT&T Wireless’ guarantee (as defined below);

•	the additional payments, if any, that the trust will pay as a distribution as necessary so that the net amounts received by the trust and distributable to the holders of the trust preferred securities, after all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) have been paid will not be less than the amount that would have been received and distributed by the trust, and the amount the holders of the trust preferred securities would have received, had no such taxes, duties, assessments or governmental charges been imposed;

•	the terms and conditions, if any, upon which the trust debt securities may be distributed to holders of trust preferred securities; and

•	any other relative rights, powers, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the amended and restated trust agreement or applicable law.

     All trust preferred securities offered hereby will be irrevocably guaranteed by AT&T Wireless, on a subordinated basis and to the extent set forth below under “The Guarantee.” Any applicable federal income tax considerations applicable to any offering of the trust preferred securities will be described in the prospectus supplement relating thereto. The total number of trust preferred securities that each trust shall have authority to issue will be determined pursuant to the terms of the applicable amended and restated trust agreement.

Effect of Obligations Under the Debt Securities and the Guarantees

     As will be set forth in each trust’s amended and restated trust agreement, the sole purpose of each trust is to issue the common securities and the trust preferred securities evidencing undivided beneficial interests in the assets of the trust, and to invest the proceeds from such issuance and sale to acquire directly the debt securities from AT&T Wireless.

     As long as payments of interest and other payments are made when due on the debt securities, such payments will be sufficient to cover distributions and payments due on the common securities and the trust preferred securities because of the following factors:

•	the total principal amount of debt securities will be equal to the sums of the total stated liquidation amount of the common securities and the trust preferred securities;

•	the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the common securities and the trust preferred securities;

•	AT&T Wireless will pay all, and the trust shall not be obligated to pay, directly or indirectly, its costs, expenses, debt and obligations (other than with respect to the common securities and the trust preferred securities); and

•	the amended and restated trust agreement will further provide that the AT&T Wireless trustees will not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

     Payments of distributions (to the extent funds for distributions are available) and other payments due on the trust preferred securities (to the extent funds for other payments are available) are guaranteed by AT&T Wireless as and to the extent discussed under “The Guarantee” below. If AT&T Wireless does not make interest payments on the debt securities purchased by the trust, it is expected that the trust will not have sufficient funds to pay distributions on the trust preferred securities. The AT&T Wireless guarantee, which is for the purpose of ensuring that the obligations of the trust to pay distributions on the trust preferred securities are performed, does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of distributions and other payments on the trust preferred securities. The trust will have sufficient funds only if and to the extent that AT&T Wireless has made a payment of interest or principal on the debt securities held by the trust as its sole asset. The AT&T Wireless guarantee, when taken together with AT&T Wireless’ obligations under the debt securities and the related indenture and its obligations under the amended and restated trust agreement, including its obligations to pay costs, expenses, debts and liabilities of the trust (other than with respect to the common securities and the trust preferred securities), provides a full and unconditional guarantee of amounts on the trust preferred securities.

     If AT&T Wireless fails to make interest or other payments on the debt securities when due (taking account of any extension period), the amended and restated trust agreement of each trust will provide a mechanism whereby the holders of the trust preferred securities may direct the property trustee to enforce its rights under the debt securities. If the property trustee fails to enforce its rights under the debt securities, a holder of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against AT&T Wireless to enforce the property trustee’s rights under the debt securities without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if an event of default has occurred and is continuing under the amended and restated trust agreement, and such event is attributable to the failure of AT&T Wireless to pay interest or principal on the debt securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of trust preferred securities may institute legal proceedings directly against AT&T Wireless to obtain payment. If AT&T Wireless fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the trust preferred securities may direct the guarantee trustee to enforce its rights thereunder. Any holder of trust preferred securities may institute a legal proceeding directly against AT&T Wireless to enforce the guarantee trustee’s rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

The Guarantee

     Set forth below is a summary of information concerning the guarantee that will be executed and delivered by AT&T Wireless for the benefit of the holders, from time to time, of the trust preferred securities. The guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. U.S. Bank Trust National Association will act as indenture trustee under the guarantee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939. This summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

     General

     AT&T Wireless will irrevocably agree to pay in full, on a subordinated basis to the extent set forth herein, the guarantee payments (as described below) to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the trust, will be subject to a guarantee by AT&T Wireless of:

     (1)  any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand available therefor at such time;

     (2)  the redemption price with respect to any trust preferred securities called for redemption to the extent that the trust has funds on hand available therefor at such time; or

     (3)  upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the debt securities are distributed to holders of the trust preferred securities), the lesser of (a) the liquidation distribution, to the extent that the trust has funds on hand available for distribution at such time, and (b) the amount of assets of the trust remaining available for distribution to holders of trust preferred securities.

     AT&T Wireless’ obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by AT&T Wireless to the holders of the trust preferred securities or by causing the trust to pay such amount to such holders.

     The AT&T Wireless guarantee will be an irrevocable guarantee on a subordinated basis of the trust’s obligations under the trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make such payments, and is not a guarantee of collection. If AT&T Wireless does not make interest payments on the debt securities held by the trust, the trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available therefor.

     AT&T Wireless has, through the guarantee, the amended and restated trust agreement, the subordinated debentures and the indentures, taken together, fully, irrevocably and unconditionally guaranteed all of the trust’s obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities.

     AT&T Wireless has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the guarantee of the preferred securities, except that upon the occurrence and during the continuation of an amended and restated trust agreement event of default, holders of trust preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

     Certain Covenants of AT&T Wireless

     AT&T Wireless also will covenant that it will not:

     (1)  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of AT&T Wireless’ capital stock; or

     (2)  make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of AT&T Wireless that rank equal with or junior to the trust debt securities (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by AT&T Wireless where the payment is made by way of securities (including capital stock) that rank equal with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under the AT&T Wireless guarantee of the trust securities, (c) as a result of a reclassification of AT&T Wireless’ capital stock or the exchange or conversion of one series or class of AT&T Wireless’ capital stock for another series or class of AT&T Wireless’ capital stock and (d) the purchase of fractional interests in shares of AT&T Wireless’ capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged);

if at such time (A) there shall have occurred any event of which AT&T Wireless has actual knowledge that (i) with the giving of notice or the lapse of time, or both, would constitute a event of default under the indenture and (ii) in respect of which AT&T Wireless shall not have taken reasonable steps to cure, (B) AT&T Wireless shall be in default with respect to its payment of any obligations under the guarantee; or (C) AT&T Wireless shall have given notice of its selection of an extension period as provided in the indenture with respect to the debt securities and shall not have rescinded such notice, or such extension period, or any extension thereof, shall be continuing.

     AT&T Wireless also will covenant to:

     (1)  maintain directly or indirectly 100% ownership of the trust common securities, provided that certain successors that are permitted pursuant to the indenture may succeed to AT&T Wireless’ ownership of the common securities,

     (2)  not voluntarily dissolve, wind up or liquidate the trust, except:

•	in connection with a distribution of the debt securities to the holders of the trust preferred securities in liquidation of the trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the amended and restated trust agreement, and

     (3)  use its reasonable efforts, consistent with the terms and provisions of the applicable amended and restated trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

     Amendments and Assignment

     Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities (in which case no vote will be required), the AT&T Wireless guarantee of the trust preferred securities may not be amended without the prior approval of the holders of not less than a majority in total liquidation amount of such outstanding trust preferred securities. All guarantees and agreements contained in the guarantee shall bind the successors, assigns, receivers, trustees and representatives of AT&T Wireless and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

     Termination of the Guarantee

     AT&T Wireless’ guarantee of the trust preferred securities will terminate and be of no further force and effect upon full payment of the redemption price of the trust preferred securities, upon full payment of the amounts payable upon liquidation of the trust or upon distribution of the debt securities to the holders of the trust preferred securities in exchange for all of the trust preferred securities. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under such trust preferred securities or the guarantee.

     Events of Default

     An event of default under AT&T Wireless’ guarantee of the trust preferred securities will occur upon the failure of AT&T Wireless to perform any of its payment or other obligations thereunder. The holders of a majority in total liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

     If the guarantee trustee fails to enforce AT&T Wireless’ guarantee of the trust preferred securities, any holder of the trust preferred securities may institute a legal proceeding directly against AT&T Wireless to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. In addition, any record holder of trust preferred securities shall have the right, which is absolute and unconditional, to proceed directly against AT&T Wireless to obtain guarantee payments, without first waiting to determine if the guarantee trustee has enforced the guarantee or instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. AT&T Wireless has waived any right or remedy to require that any action be brought just against the trust, or any other person or entity before proceeding directly against AT&T Wireless.

     Status of the Guarantee

     The AT&T Wireless guarantee of the trust preferred securities will constitute an unsecured obligation of AT&T Wireless and will rank:

     (1)  equal to or subordinate and junior in right of payment to all other liabilities of AT&T Wireless, as applicable,

     (2)  equal with the most senior preferred stock now or hereafter issued by AT&T Wireless and with any guarantee now or hereafter entered into by AT&T Wireless in respect of any preferred or preference stock of any affiliate of AT&T Wireless, and

     (3)  senior to AT&T Wireless’ common stock.

     AT&T Wireless’ guarantee of the trust preferred securities will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee will be held for the benefit of the holders of the trust preferred securities. The guarantee will not be discharged except by payment of the guaranteed payments in full to the extent not paid by the trust or upon distribution of the debt securities to the holders of the trust preferred securities. The guarantee does not place a limitation on the amount of additional indebtedness that may be incurred by AT&T Wireless.

PLAN OF DISTRIBUTION

     AT&T Wireless and/or the trusts may sell common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities, warrants, stock purchase contracts, stock purchase units, depositary shares or trust preferred securities to or through underwriters or dealers, through agents, directly to other purchasers, or through a combination of these methods. AT&T Wireless and/or the trusts may distribute securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices at the time of sale; or

•	negotiated prices.

     The applicable prospectus supplement will describe the specific terms of the offering of the securities, including:

•	the name or names of any underwriters, and, if required, any dealers or agents;

•	the purchase price of the securities and the proceeds AT&T Wireless and/or the trusts will receive from the sale;

•	any underwriting discounts and commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

     Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in a sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The applicable prospectus supplement will set forth the underwriter or underwriters with respect to a particular underwritten offering of securities and, if an underwriting syndicate is used, the managing underwriter or underwriters will be stated on the cover of the prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

     If a dealer is used in the sale of any of the securities, AT&T Wireless and/or the trusts or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, AT&T Wireless and/or the trusts will set forth in the prospectus supplement the name of the dealer and the terms of any such transactions.

     Agents may from time to time solicit offers to purchase the securities. If required, AT&T Wireless and/or the trusts will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth the terms of any such transactions. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     AT&T Wireless and/or the trusts may directly solicit offers to purchase the securities and AT&T Wireless and/or the trusts may make sales of securities directly to institutional investors or others. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process used.

     In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from AT&T Wireless and/or the trusts or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from AT&T Wireless and/or the trusts and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     AT&T Wireless and/or the trusts may provide indemnification to underwriters, dealers, agents and others who participate in the distribution of the securities with respect to some liabilities, including liabilities arising under the Securities Act, and provide contribution with respect to payments that they may be required to make in connection with such liabilities.

     If indicated in the applicable prospectus supplement, AT&T Wireless and/or the trusts may authorize underwriters or agents to solicit offers by specific institutions to purchase the securities from AT&T Wireless and/or the trusts pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

     In all cases, AT&T Wireless and/or the trusts must approve the contracting institutions. The obligations of any purchaser under any payment and delivery contract will be subject to the condition that the purchase of the securities is not, at the time of delivery, prohibited by applicable law.

     Unless otherwise indicated in the applicable prospectus supplement, AT&T Wireless and/or the trusts do not intend to apply for the listing of any series of debt securities, convertible debt securities, preferred stock, warrants, stock purchase contracts, stock purchase units, depositary shares or trust preferred securities on a national securities exchange. If any of the securities of any series are sold to or through underwriters, the underwriters may make a market in those securities, as permitted by applicable laws and regulations. No underwriter is obligated, however, to make a market in those securities, and any market-making that is done may be discontinued at any time at the sole discretion of the underwriters. No assurance can be given as to the liquidity of, or trading markets for, any of the securities.

     Some of the underwriters, dealers or agents, or their affiliates, may engage in transactions with or perform services for AT&T Wireless in the ordinary course of business.

ERISA CONSIDERATIONS

     ERISA stands for the Employee Retirement Income Security Act of 1974 and its amendments. ERISA imposes restrictions on many employee benefit plans and on their fiduciaries. Before purchasing any of these securities on behalf of a plan, a plan fiduciary should make sure that the plan’s governing documents permit the purchase. The plan fiduciary should also verify that the purchase is prudent and appropriate in view of the plan’s overall investment policy and its existing investments.

     ERISA Section 406 and Internal Revenue Code Section 4975 prohibit transactions involving a plan’s assets when the transaction is with a “party in interest” under ERISA Section 3(14) or a “disqualified person” under Code Section 4975. An underwriter and its affiliates involved in the sale of securities might be parties in interest or disqualified persons with respect to a plan purchasing securities. This could be the case because the underwriter or its affiliate provides services to the plan. AT&T Wireless might also be a party in interest or a disqualified person with respect to a plan purchasing securities.

     A transaction to purchase securities that is prohibited under ERISA Section 406 or Code Section 4975 might result in personal liability for the plan’s fiduciaries, civil penalties being imposed on parties in interest or an excise tax being imposed on disqualified persons. In addition, if the plan asset involved in a prohibited transaction is an individual retirement account or an individual retirement annuity (each an “IRA”), the IRA would lose its tax-exempt status.

     There are certain exemptions from the prohibited transaction provisions of ERISA Section 406 and Code Section 4975, including:

•	prohibited transaction class exemption (PTCE) 75-1, Part II or Part III, exemptions for specific principal transactions involving sales or purchases of securities between plans and parties in interest;

•	PTCE 84-14, an exemption for specific transactions determined by an independent qualified professional asset manager;

•	PTCE 90-1, an exemption for specific transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for specific transactions involving bank collective funds;

•	PTCE 95-60, an exemption for specific transactions involving life insurance company general accounts; and

•	PTCE 96-23, an exemption for specific transactions involving in-house asset managers.

     Thus, if a plan fiduciary wants to enter into a transaction with a party in interest or a disqualified person with respect to a plan, the fiduciary should assure himself or herself that an exemption to the prohibited transaction provisions of ERISA and Code Section 4975 applies to the purchase and holding of the securities.

     Any fiduciary of any pension plan, IRA or other employee benefit plan who is considering the acquisition of any of these securities should consult with his or her counsel prior to acquiring such securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     AT&T Wireless’ certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of AT&T Wireless or, is or was serving at AT&T Wireless’ request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by AT&T Wireless to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith; provided, however, that, except when such person is bringing action against AT&T Wireless to recover an unpaid claim of indemnification, AT&T Wireless shall indemnify any such person seeking indemnification in connection with a proceeding, or part thereof, initiated by such person only if such proceeding, or part thereof, was authorized by AT&T Wireless’ board of directors. Its certificate of incorporation also provides that AT&T Wireless shall pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate, by-law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of AT&T Wireless thereunder in respect of any occurrence or matter arising before any such repeal or modification. AT&T Wireless’ certificate of incorporation also specifically authorizes AT&T Wireless to maintain insurance and to grant similar indemnification rights to its employees or agents.

     The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	payments of unlawful dividends or unlawful stock repurchases or redemptions, or

•	any transaction from which the director derived an improper personal benefit.

     AT&T Wireless’ certificate of incorporation provides that none of its directors will be personally liable to AT&T Wireless or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law as amended from time to time, for liability:

•	for any breach of the director’s duty of loyalty to AT&T Wireless or its stockholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions, or

•	for any transaction from which the director derived an improper personal benefit.

     Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise before such amendment or repeal.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed on for AT&T Wireless by Perkins Coie LLP, Seattle, Washington. However, certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon for AT&T Wireless and the trusts by Morris, Nichols, Arsht & Tunnell.

EXPERTS

     The audited financial statements and the financial statement schedule incorporated in this S-3 Registration Statement by reference to the Annual Report on Form 10-K of AT&T Wireless Services, Inc. for the fiscal year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

$4,000,000,000

AT&T Wireless Services, Inc.

Common Stock, Preferred Stock, Convertible Preferred Stock
Debt Securities, Convertible Debt Securities, Warrants
Stock Purchase Contracts, Stock Purchase Units
Depositary Shares, Guarantees

AT&T WIRELESS CAPITAL TRUST I
AT&T WIRELESS CAPITAL TRUST II
AT&T WIRELESS CAPITAL TRUST III

Trust Preferred Securities
Guaranteed to the Extent Set Forth Herein by
AT&T Wireless Services, Inc.

PROSPECTUS

___________, 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$
Blue Sky fees and expenses		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Trustee fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	To be provided by amendment or as an exhibit to a filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 15. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     AT&T Wireless’ certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of AT&T Wireless or, is or was serving at AT&T Wireless’ request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by AT&T Wireless to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith; provided, however, that, except when such person is bringing action against AT&T Wireless to recover an unpaid claim of indemnification, AT&T Wireless shall indemnify any such person seeking indemnification in connection with a proceeding, or part thereof, initiated by such person only if such proceeding, or part thereof, was authorized by AT&T Wireless’ board of directors. Its certificate of incorporation also provides that AT&T Wireless shall pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate, by-law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of AT&T Wireless thereunder in respect of any occurrence or matter arising before any such repeal or modification. AT&T Wireless’ certificate of incorporation also specifically authorizes AT&T Wireless to maintain insurance and to grant similar indemnification rights to its employees or agents.

     The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	payments of unlawful dividends or unlawful stock repurchases or redemptions, or

•	any transaction from which the director derived an improper personal benefit.

     AT&T Wireless’ certificate of incorporation provides that none of its directors will be personally liable to AT&T Wireless or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law as amended from time to time, for liability:

•	for any breach of the director’s duty of loyalty to AT&T Wireless or its stockholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions, or

•	for any transaction from which the director derived an improper personal benefit.

     Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise before such amendment or repeal.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits

     (a)  The following Exhibits are filed as part of this registration statement:

Exhibit
Number	Description

1.1	Form of Underwriting Agreement for Common Stock of AT&T Wireless Services, Inc.*
1.2	Form of Underwriting Agreement for Preferred Stock of AT&T Wireless Services, Inc.*
1.3	Form of Underwriting Agreement for Convertible Preferred Stock of AT&T Wireless Services, Inc.*
1.4	Form of Underwriting Agreement for Debt Securities of AT&T Wireless Services, Inc.*
1.5	Form of Underwriting Agreement for Convertible Debt Securities of AT&T Wireless Services, Inc.*
1.6	Form of Underwriting Agreement for Warrants of AT&T Wireless Services, Inc.*
1.7	Form of Underwriting Agreement for Stock Purchase Contracts of AT&T Wireless Services, Inc.*
1.8	Form of Underwriting Agreement for Stock Purchase Units of AT&T Wireless Services, Inc.*
1.9	Form of Underwriting Agreement for Trust Preferred Securities of AT&T Wireless Capital Trust I*
1.10	Form of Underwriting Agreement for Trust Preferred Securities of AT&T Wireless Capital Trust II*
1.11	Form of Underwriting Agreement for Trust Preferred Securities of AT&T Wireless Capital Trust III*
4.1	Indenture for Debt Securities of AT&T Wireless Services, Inc., dated as of April 11, 2002, between AT&T Wireless Services, Inc. and the Bank of New York, as trustee (filed as Exhibit 4.3 to AT&T Wireless Services’ Quarterly Report on Form 10-Q filed on May 9, 2002 and incorporated herein by reference).
4.2	Form of Convertible Debt Securities Indenture of AT&T Wireless Services, Inc. (filed as Exhibit 4.2 to AT&T Wireless Services’ Registration Statement on Form S-3 filed on December 10, 2002 and incorporated herein by reference).
4.3	Form of Debt Securities of AT&T Wireless Services (included in Exhibit 4.1)
4.4	Form of Convertible Debt Securities of AT&T Wireless Services (included in Exhibit 4.2)
4.5	Form of Trust Preferred Securities Certificate (included in Forms of Amended and Restated Declaration of AT&T Wireless Capital Trust I, AT&T Wireless Capital Trust II and AT&T Wireless Capital Trust III, and filed as Exhibits 4.11 , 4.12 and 4.13, respectively)
4.6	Form of Warrant Provisions*
4.7	Form of Stock Purchase Contract*
4.8	Certificate of Trust of AT&T Wireless Capital Trust I
4.9	Certificate of Trust of AT&T Wireless Capital Trust II
4.10	Certificate of Trust of AT&T Wireless Capital Trust III
4.11	Form of Declaration of Trust for AT&T Wireless Capital Trust I
4.12	Form of Declaration of Trust for AT&T Wireless Capital Trust II
4.13	Form of Declaration of Trust for AT&T Wireless Capital Trust III
4.14	Form of Amended and Restated Declaration of AT&T Wireless Capital Trust I*
4.15	Form of Amended and Restated Declaration of AT&T Wireless Capital Trust II*
4.16	Form of Amended and Restated Declaration of AT&T Wireless Capital Trust III*

Exhibit
Number	Description

4.17	Form of Guarantee of AT&T Wireless Capital Trust I*
4.18	Form of Guarantee of AT&T Wireless Capital Trust II*
4.19	Form of Guarantee of AT&T Wireless Capital Trust III*
4.20	Form of Deposit Agreement*
5.1	Opinion of Perkins Coie LLP counsel to AT&T Wireless Services, Inc. as to the validity of the securities being offered other than the Trust Preferred Securities
5.2	Opinion of Morris, Nichols, Arsht & Tunnell counsel to AT&T Wireless Capital Trust I, AT&T Wireless Capital Trust II and AT&T Wireless Capital Trust III as to the validity of the Trust Preferred Securities being offered
12.1	Computation of Ratio of Earnings to Fixed Charges of AT&T Wireless Services
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of counsel (included in Exhibit 5.1 and Exhibit 5.2)*
24.1	Power of Attorney (included on signature page hereof)
25.1	Form T-1 Statement of Eligibility of Trustee under Debt Securities Indenture of AT&T Wireless Services
25.2	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Securities Indenture of AT&T Wireless Services
25.3	Form T-1 Statement of Eligibility of Trustee under the trust preferred securities of AT&T Wireless Capital Trust I, AT&T Wireless Capital Trust II and AT&T Wireless Capital Trust III and the guarantees of AT&T Wireless Services for the benefit of holders of trust preferred securities of AT&T Wireless Capital Trust I, AT&T Wireless Capital Trust II and AT&T Wireless Capital Trust III

*	To be filed by amendment or as an exhibit to a filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17. Undertakings

     A.     The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     D.     The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AT&T Wireless Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 25th day of April, 2003.

AT&T Wireless Services, Inc.

By:	/s/ John D. Zeglis

Name:	John D. Zeglis
Title:	Chairman, President and Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints John D. Zeglis and Joseph McCabe, Jr. and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b), and any and all additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below and on April 25, 2003.

Signature	Title

/s/ John D. Zeglis John D. Zeglis	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Joseph McCabe, Jr. Joseph McCabe, Jr.	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Walter Y. Elisha Walter Y. Elisha	Director

/s/ Donald V. Fites Donald V. Fites	Director

/s/ Ralph S. Larsen Ralph S. Larsen	Director

/s/ John W. Madigan John W. Madigan	Director

/s/ Nobuharu Ono Nobuharu Ono	Director

/s/ Koichi Nishimura Koichi Nishimura	Director

/s/ A. Barry Rand A. Barry Rand	Director

/s/ Carolyn M. Ticknor Carolyn M. Ticknor	Director

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AT&T Wireless Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 25th day of April, 2003.

AT&T Wireless Capital Trust I

By:	/s/ Errol Harris

Name:	Errol Harris
Title:	Trustee

AT&T Wireless Capital Trust I

By:	/s/ Phil Sisneros

Name:	Phil Sisneros
Title:	Trustee

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AT&T Wireless Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 25th day of April, 2003.

AT&T Wireless Capital Trust II

By:	/s/ Errol Harris

Name:	Errol Harris
Title:	Trustee

AT&T Wireless Capital Trust II

By:	/s/ Phil Sisneros

Name:	Phil Sisneros
Title:	Trustee

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AT&T Wireless Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 25th day of April, 2003.

AT&T Wireless Capital Trust III

By:	/s/ Errol Harris

Name:	Errol Harris
Title:	Trustee

AT&T Wireless Capital Trust III

By:	/s/ Phil Sisneros

Name:	Phil Sisneros
Title:	Trustee

INDEX TO EXHIBITS

Exhibit
Number	Description

1.1	Form of Underwriting Agreement for Common Stock of AT&T Wireless Services, Inc.*
1.2	Form of Underwriting Agreement for Preferred Stock of AT&T Wireless Services, Inc.*
1.3	Form of Underwriting Agreement for Convertible Preferred Stock of AT&T Wireless Services, Inc.*
1.4	Form of Underwriting Agreement for Debt Securities of AT&T Wireless Services, Inc.*
1.5	Form of Underwriting Agreement for Convertible Debt Securities of AT&T Wireless Services, Inc.*
1.6	Form of Underwriting Agreement for Warrants of AT&T Wireless Services, Inc.*
1.7	Form of Underwriting Agreement for Stock Purchase Contracts of AT&T Wireless Services, Inc.*
1.8	Form of Underwriting Agreement for Stock Purchase Units of AT&T Wireless Services, Inc.*
1.9	Form of Underwriting Agreement for Trust Preferred Securities of AT&T Wireless Capital Trust I*
1.10	Form of Underwriting Agreement for Trust Preferred Securities of AT&T Wireless Capital Trust II*
1.11	Form of Underwriting Agreement for Trust Preferred Securities of AT&T Wireless Capital Trust III*
4.1	Indenture for Debt Securities of AT&T Wireless Services, Inc., dated as of April 11, 2002, between AT&T Wireless Services, Inc. and the Bank of New York, as trustee (filed as Exhibit 4.3 to AT&T Wireless Services’ Quarterly Report on Form 10-Q filed on May 9, 2002 and incorporated herein by reference).
4.2	Form of Convertible Debt Securities Indenture of AT&T Wireless Services, Inc. (filed as Exhibit 4.2 to AT&T Wireless Services’ Registration Statement on Form S-3 filed on December 10, 2002 and incorporated herein by reference).
4.3	Form of Debt Securities of AT&T Wireless Services (included in Exhibit 4.1)
4.4	Form of Convertible Debt Securities of AT&T Wireless Services (included in Exhibit 4.2)
4.5	Form of Trust Preferred Securities Certificate (included in Forms of Amended and Restated Declaration of AT&T Wireless Capital Trust I, AT&T Wireless Capital Trust II and AT&T Wireless Capital Trust III, and filed as Exhibits 4.11 , 4.12 and 4.13, respectively)
4.6	Form of Warrant Provisions*
4.7	Form of Stock Purchase Contract*
4.8	Certificate of Trust of AT&T Wireless Capital Trust I
4.9	Certificate of Trust of AT&T Wireless Capital Trust II
4.10	Certificate of Trust of AT&T Wireless Capital Trust III
4.11	Form of Declaration of Trust for AT&T Wireless Capital Trust I
4.12	Form of Declaration of Trust for AT&T Wireless Capital Trust II
4.13	Form of Declaration of Trust for AT&T Wireless Capital Trust III
4.14	Form of Amended and Restated Declaration of AT&T Wireless Capital Trust I*
4.15	Form of Amended and Restated Declaration of AT&T Wireless Capital Trust II*
4.16	Form of Amended and Restated Declaration of AT&T Wireless Capital Trust III*
4.17	Form of Guarantee of AT&T Wireless Capital Trust I*

Exhibit
Number	Description

4.18	Form of Guarantee of AT&T Wireless Capital Trust II*
4.19	Form of Guarantee of AT&T Wireless Capital Trust III*
4.20	Form of Deposit Agreement*
5.1	Opinion of Perkins Coie LLP counsel to AT&T Wireless Services, Inc. as to the validity of the securities being offered other than the Trust Preferred Securities
5.2	Opinion of Morris, Nichols, Arsht & Tunnell counsel to AT&T Wireless Capital Trust I, AT&T Wireless Capital Trust II and AT&T Wireless Capital Trust III as to the validity of the Trust Preferred Securities being offered
12.1	Computation of Ratio of Earnings to Fixed Charges of AT&T Wireless Services
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of counsel (included in Exhibit 5.1 and Exhibit 5.2)*
24.1	Power of Attorney (included on signature page hereof)
25.1	Form T-1 Statement of Eligibility of Trustee under Debt Securities Indenture of AT&T Wireless Services
25.2	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Securities Indenture of AT&T Wireless Services.
25.3	Form T-1 Statement of Eligibility of Trustee under the trust preferred securities of AT&T Wireless Capital Trust I, AT&T Wireless Capital Trust II and AT&T Wireless Capital Trust III and the guarantees of AT&T Wireless Services for the benefit of holders of trust preferred securities of AT&T Wireless Capital Trust I, AT&T Wireless Capital Trust II and AT&T Wireless Capital Trust III

*	To be filed by amendment or as an exhibit to a filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.